UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
WEBMD HEALTH CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WEBMD HEALTH CORP.
111 Eighth Avenue
New York, New York 10011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 12, 2006

To The Stockholders of WebMD Health Corp.:
      NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of WebMD Health Corp. will be held at 10:00 a.m., Eastern time, on September 12, 2006, at The Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, for the following purposes:

1. To elect eight directors of WebMD, each to serve a one-year term, or until his successor has been elected and qualified or until his earlier resignation or removal; and

2. To consider and vote on a proposal to ratify and approve WebMD’s Amended and Restated 2005 Long-Term Incentive Plan so that WebMD can continue to use equity compensation to attract, retain and motivate employees and to maximize the deductibility of certain awards that may be granted under that Plan; and

3. To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2006; and

4. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.
      None of the proposals requires the approval of any other proposal to become effective.
      Only stockholders of record at the close of business on July 25, 2006 will be entitled to vote at this meeting. The stock transfer books will not be closed.
      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible.

By Order of the Board of Directors
of WebMD Health Corp.

Douglas W. Wamsley
Executive Vice President,
General Counsel and Secretary
New York, New York
August 14, 2006
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

FORWARD-LOOKING STATEMENTS
PROXY STATEMENT
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
VOTING RIGHTS AND RELATED MATTERS
SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2: APPROVAL OF AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
WHERE YOU CAN FIND MORE INFORMATION
MISCELLANEOUS

FORWARD-LOOKING STATEMENTS
      This Proxy Statement contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be, forward-looking statements. For example, statements concerning projections, predictions, expectations, estimates or forecasts and statements that describe our objectives, plans or goals are, or may be, forward-looking statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of expressions such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense.
      Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. Information about important risks and uncertainties that could affect future results, causing those results to differ materially from those expressed in our forward-looking statements, can be found in our other Securities and Exchange Commission filings. Other unknown or unpredictable factors also could have material adverse effects on our future results.
      The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement. We expressly disclaim any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

WEBMD HEALTH CORP.
111 Eighth Avenue
New York, New York 10011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 12, 2006
      This Proxy Statement and the enclosed form of proxy are furnished to stockholders of WebMD Health Corp., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors from holders of outstanding shares of our Class A Common Stock, par value $0.01 per share, for use at our Annual Meeting of Stockholders to be held on September 12, 2006, at 10:00 a.m., Eastern time, at The Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, and at any adjournment or postponement thereof. The date of this Proxy Statement is August 14, 2006 and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about August 15, 2006.
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING
      The following proposals will be considered and voted on at the Annual Meeting:

•	Proposal 1: Election of eight directors of WebMD, each to serve a one-year term, or until his successor has been elected and qualified or until his earlier resignation or removal. The eight nominees are:

Mark J. Adler, M.D.	James V. Manning
Neil F. Dimick	Abdool Rahim Moossa, M.D.
Wayne T. Gattinella	Stanley S. Trotman, Jr.
Jerome C. Keller	Martin J. Wygod

•	Proposal 2: A proposal to ratify and approve WebMD’s 2005 Long-Term Incentive Plan so that WebMD can continue to use equity compensation to attract, retain and motivate employees and to maximize the deductibility of certain awards that may be granted under that Plan.

•	Proposal 3: A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2006.
      Our Board of Directors recommends a vote “FOR” the election of each the nominees for director listed in Proposal 1 and “FOR” each of Proposals 2 and 3.
VOTING RIGHTS AND RELATED MATTERS
      Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to us. All properly signed proxies that we receive prior to the vote at the Annual Meeting and that are not revoked will be voted (or withheld from voting, as the case may be) at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, as follows:

•	FOR the election of each of the nominees for director listed below in Proposal 1;

•	FOR the ratification and approval of WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we sometimes refer to, in this Proxy Statement, as the 2005 Plan) described in Proposal 2; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2006.
None of the proposals requires the approval of any other proposal to become effective.
      A stockholder may revoke a proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering to the Secretary of WebMD, at the address set forth above, prior to the vote at the Annual Meeting, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.
      Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.
      Our Board of Directors does not know of any matter that is not referred to herein to be presented for action at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on these matters in accordance with their judgment.
Record Date and Outstanding Shares
      Our Board of Directors has fixed the close of business on July 25, 2006 as the record date for the determination of our stockholders entitled to notice of and to vote at our Annual Meeting. Only holders of record of our stock at the close of business on the record date are entitled to notice of and to vote at the meeting. Votes may be cast either in person or by properly executed proxy.
      As of the close of business on the record date, there were 8,391,798 shares of our Class A Common Stock outstanding and entitled to vote held of record by approximately 44 stockholders, although we believe that there are approximately 5,000 beneficial owners of our Class A Common Stock. Unvested shares of restricted Class A Common Stock granted under the 2005 Plan (which we refer to as WebMD Restricted Stock) are entitled to vote at the Annual Meeting and are included in the above number of outstanding shares of Class A Common Stock. As of the close of business on the record date, there were 48,100,000 shares of our Class B Common Stock outstanding and entitled to vote, all of which are held of record by Emdeon Corporation. No other voting securities of WebMD are outstanding.
Vote and Quorum Required
      On all matters to be considered at the Annual Meeting:

•	the holders of our Class A Common Stock and the holders of our Class B Common Stock vote together as a single class and their votes are counted and totaled together;

•	each share of our Class A Common Stock is entitled to one vote per share; and

•	each share of our Class B Common Stock is entitled to five votes per share.
Accordingly, the aggregate voting power of the outstanding shares of our Common Stock is equal to the 8,391,798 votes that the 8,391,798 shares of Class A Common Stock are entitled to cast plus the 240,500,000 votes that the 48,100,000 shares of Class B Common Stock are entitled to cast, which totals 248,891,798. Emdeon’s ownership of the 48,100,000 shares of Class B Common Stock represents approximately 96.6% of the combined voting power of the two classes of Common Stock. As a result, Emdeon is able, acting alone, to cause the approval of all proposals submitted for a vote at the Annual

Meeting. Emdeon has indicated that it intends to vote in favor of the election of each the nominees for director listed in Proposal 1 and in favor of each of Proposals 2 and 3.
      The presence, in person or by properly executed proxy, of the holders of a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (sometimes referred to as a broker non-vote). If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.
      Proposal 1 (Election of Directors). Election of directors is by a plurality of the votes cast at the Annual Meeting with respect to such election. Accordingly, the eight nominees receiving the greatest number of votes for their election will be elected. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for a nominee will result in that nominee receiving fewer votes for election.
      Proposal 2 (Proposal to Ratify and Approve the Amended and Restated 2005 Long-Term Incentive Plan). The affirmative vote of the holders of a majority of the voting power of the outstanding shares present or represented at the meeting and entitled to vote is required to ratify and approve the 2005 Plan described in Proposal 2. Abstentions with respect to Proposal 2 will be treated as shares that are present or represented at the meeting, but will not be counted in favor of that proposal. Accordingly, an abstention from voting on Proposal 2 will have the same effect as a vote against that proposal. Broker non-votes with respect to Proposal 2 will not be considered as present or represented at the meeting for purposes of that Proposal and, accordingly, will have no impact on the outcome of the vote with respect to Proposal 2.
      Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm). The affirmative vote of the holders of a majority of the votes cast at the meeting is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor described in Proposal 3. Abstentions and broker non-votes with respect to Proposal 3 will not be considered votes cast for or against such ratification and, accordingly, will have no impact on the outcome of the vote with respect to Proposal 3.
Expenses of Proxy Solicitation
      We will pay the expenses of soliciting proxies from our stockholders to be voted at the Annual Meeting and the cost of preparing and mailing this Proxy Statement to our stockholders. Following the original mailing of this Proxy Statement and other soliciting materials, we and our agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, facsimile or other means of communication. These officers, directors and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of this Proxy Statement and other soliciting materials, we will request brokers, custodians, nominees and other record holders of our Common Stock to forward copies of this Proxy Statement and other soliciting materials to persons for whom they hold shares of our Common Stock and to request authority for the exercise of proxies. In these cases, we will, upon the request of the record holders, reimburse these holders for their reasonable expenses. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for our Annual Meeting and will pay customary fees plus reimbursement of out-of-pocket expenses.
No Appraisal Rights
      Holders of our Class A Common Stock and Class B Common Stock are not entitled to appraisal rights with respect to the proposals to be considered at the Annual Meeting.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT
      The following table sets forth information with respect to the beneficial ownership of WebMD Class A Common Stock and WebMD Class B Common Stock (all of which is owned by Emdeon), as of July 25, 2006 (except where otherwise indicated), by Emdeon and by each person or entity known by us to beneficially own more than 5% of our Class A Common Stock, by each of our directors, by each of our Named Executive Officers, as described below under “Executive Compensation,” and by all of our directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011.

						Percent of
	Class A		Percent of	Class B		Total Class A
	Common		Class A	Common	Total	and Class B
Name and Address of Beneficial Owner	Stock(1)		Outstanding(2)	Stock(3)	Shares	Outstanding(2)

Emdeon Corporation	48,100,000	(2)	85.1%	48,100,000	48,100,000	85.1%
669 River Drive, Center 2
Elmwood Park, NJ 07407
FMR Corp.	1,076,080	(4)	12.8%	—	1,076,080	1.9%
82 Devonshire Street
Boston, Massachusetts 02109
Lord, Abbett & Co. LLC	408,795	(5)	4.9%	—	408,795	*
90 Hudson Street
Jersey City, NJ 07302
T. Rowe Price Associates, Inc.	400,800	(6)	4.8%	—	400,800	*
100 E. Pratt Street
Baltimore, MD 21202
Mark J. Adler, M.D.	10,114	(7)	*	—	10,114	*
Neil F. Dimick	11,642	(8)	*	—	11,642	*
Nan-Kirsten Forte	27,500	(9)	*	—	27,500	*
David Gang	149,736	(10)	1.8%	—	149,736	*
Wayne T. Gattinella	74,600	(11)	*	—	74,600	*
Jerome C. Keller	16,414	(12)	*	—	16,414	*
James V. Manning	49,922	(13)	*	—	49,922	*
Abdool Rahim Moossa, M.D.	10,857	(14)	*	—	10,857	*
Stanley S. Trotman, Jr.	28,985	(15)	*	—	28,985	*
Anthony Vuolo	56,900	(16)	*	—	56,900	*
Martin J. Wygod	367,986	(17)	4.4%	—	367,986	*
All executive officers and directors as a group (14 persons)	886,856		10.5%	—	886,856	1.6%

*	Less than 1%.

(1)	The amounts set forth below include shares of WebMD Restricted Stock, which are subject to vesting requirements based on continued employment, in the respective amounts stated in the footnotes below. Holders of WebMD Restricted Stock have voting power, but not dispositive power, with respect to unvested shares of WebMD Restricted Stock. For information regarding the vesting schedules of the WebMD Restricted Stock, see “Executive Compensation — Summary Compensation Table” and “Compensation of Non-Employee Directors” above.

(2)	Shares of Class B Common Stock are convertible, at the option of the holder, on a one-for-one basis for Class A Common Stock. Accordingly, under the rules and regulations of the SEC, which provide that shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person, Emdeon is the beneficial owner of 48,100,000 shares of Class A Common Stock, which would represent 85.8% of the outstanding Class A Common Stock on that basis. However, those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person, each of which is based on the total number of shares of our outstanding Class A Common Stock which, as of July 25, 2006, was 8,391,798 (including unvested shares of WebMD Restricted Stock). The column entitled “Percent of Total Class A and Class B Outstanding” provides information on each listed holder’s percentage ownership of the total number of shares of our outstanding common stock which, as of July 25, 2006, was 56,491,798 (including unvested shares of WebMD Restricted Stock).

(3)	Since each share of Class B Common Stock is entitled to five votes per share and each share of Class A Common Stock is entitled to one vote per share, Emdeon controls, through its ownership of Class B Common Stock, approximately 96.6% of the combined voting power of the outstanding common stock of WebMD.

(4)	The information shown is as of May 31, 2006 and is based upon information disclosed by FMR Corp., Fidelity Management and Research Company, Fidelity Growth Company Fund and Edward C. Johnson, 3d in a Schedule 13G filed with the SEC. Such persons reported that FMR Corp. and the other members of the filing group had, as of May 31, 2006, sole power to dispose of or to direct the disposition of 1,076,080 shares of WebMD Class A Common Stock and sole power to vote or to direct the vote of 17,300 shares of WebMD Class A Common Stock. Sole power to vote the other shares of WebMD Class A Common Stock beneficially owned by the filing group resides in the respective boards of trustees of the funds that have invested in the shares. The interest of Fidelity Growth Company Fund, an investment company registered under the Investment Company Act of 1940, amounted to 545,200 shares of WebMD Class A Common Stock as of May 31, 2006.

(5)	The information shown is as of December 31, 2005 and is based upon information disclosed by Lord, Abbett & Co. LLC in a Schedule 13G filed with the SEC.

(6)	The information shown is as of December 31, 2005 and is based upon information disclosed by T. Rowe Price Associates, Inc. in a Schedule 13G filed with the SEC, which reported sole dispositive power with respect to 400,800 shares, of which sole voting power was reported with respect to 46,900 shares.

(7)	Represents 5,714 shares of Class A Common Stock held by Dr. Adler and 4,400 unvested shares of WebMD Restricted Stock granted to Dr. Adler.

(8)	Represents 7,242 shares of Class A Common Stock held by Mr. Dimick and 4,400 unvested shares of WebMD Restricted Stock granted to Mr. Dimick.

(9)	Represents 27,500 unvested shares of WebMD Restricted Stock granted to Ms. Forte.

(10)	Represents 105,736 shares of Class A Common Stock held by Mr. Gang and 44,000 unvested shares of WebMD Restricted Stock granted to Mr. Gang.

(11)	Represents 19,600 shares of Class A Common Stock held by Mr. Gattinella and 55,000 unvested shares of WebMD Restricted Stock granted to Mr. Gattinella.

(12)	Represents 12,014 shares of Class A Common Stock held by Mr. Keller and 4,400 unvested shares of WebMD Restricted Stock granted to Mr. Keller.

(13)	Represents 45,522 shares of Class A Common Stock held by Mr. Manning and 4,400 unvested shares of WebMD Restricted Stock granted to Mr. Manning.

(14)	Represents 6,457 shares of Class A Common Stock held by Dr. Moossa and 4,400 unvested shares of WebMD Restricted Stock granted to Dr. Moossa.

(15)	Represents 14,585 shares of Class A Common Stock held by Mr. Trotman, 10,000 shares of Class A Common Stock held by the Stanley S. Trotman, Jr. Irrevocable Trust and 4,400 unvested shares of WebMD Restricted Stock granted to Mr. Trotman.

(16)	Represents 12,900 shares of Class A Common Stock held by Mr. Vuolo and 44,000 unvested shares of WebMD Restricted Stock granted to Mr. Vuolo.

(17)	Represents 303,186 shares of Class A Common Stock held by Mr. Wygod, 5,800 shares of Class A Common Stock held by a trust for which Mr. Wygod’s spouse is the trustee, 4,000 shares of Class A Common Stock held by The Rose Foundation, Inc., a private charitable foundation of which Mr. Wygod is a trustee and shares voting and dispositive power, and 55,000 unvested shares of WebMD Restricted Stock granted to Mr. Wygod.

PROPOSAL 1:
ELECTION OF DIRECTORS
      Board of Directors. Our Board of Directors has eight members. Two of the members are also employees of WebMD: Mr. Gattinella, our Chief Executive Officer; and Mr. Wygod, Chairman of the Board. Six of the members are non-employee directors: Drs. Adler and Moossa and Messrs. Dimick, Keller, Manning and Trotman. Our Board of Directors has determined that each of the non-employee directors, other than Mr. Keller, is also an independent director under applicable SEC rules and NASDAQ Global Market listing standards. The non-employee directors meet regularly without any employee directors or other WebMD employees present.
      At this year’s Annual Meeting, stockholders will be asked to elect eight members of the Board of Directors, each to hold office for a one-year term ending on the date of the next Annual Meeting of Stockholders and until his successor is elected and has qualified or until his earlier resignation or removal. The Board of Directors, based on the recommendation of the Nominating Committee of the Board, has nominated Mark J. Adler, M.D., Neil F. Dimick, Wayne T. Gattinella, Jerome C. Keller, James V. Manning, Abdool Rahim Moossa, M.D., Stanley S. Trotman, Jr. and Martin J. Wygod for re-election at the Annual Meeting.
      The persons named in the enclosed proxy intend to vote for the election of those nominees, unless you indicate on the proxy card that your vote should be withheld.
      Our Board of Directors recommends a vote “FOR” the election of these nominees as directors.
      We have inquired of each nominee and have determined that each will serve if elected. While our Board of Directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve, proxies will be voted for a substitute nominee unless the Board of Directors chooses to reduce the number of directors serving on the Board.
Information Regarding the Nominees
      Biographical information regarding the nominees for election is included below:

Mark J. Adler, M.D.	49	Mark J. Adler, M.D. has been a member of our Board of Directors since September 2005 and a member of Emdeon’s Board of Directors since September 2000. Dr. Adler is an oncologist and has, for more than five years, been CEO and Medical Director of the San Diego Cancer Center and a director of the San Diego Cancer Research Institute. Until April 2006, he had also been, for more than five years, the Chief Executive Officer of the internal medicine and oncology group of Medical Group of North County, which is based in San Diego, California, and he continues to be a member of that Medical Group. He also serves on the Scientific Advisory Board of Red Abbey Venture Partners, a private investment firm.

Neil F. Dimick	57	Neil F. Dimick has been a member of our Board of Directors since September 2005 and a member of Emdeon’s Board of Directors since December 2002. Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, a wholesale distributor of pharmaceuticals, from 2001 to 2002 and as Senior Executive Vice President and Chief Financial Officer and as a director of Bergen Brunswig Corporation, a wholesale distributor of pharmaceuticals, for more than five years prior to its merger in 2001 with AmeriSource Health Corporation to form AmerisourceBergen. He also serves as a member of the Boards of Directors of the following companies: Alliance Imaging Inc., a provider of outsourced diagnostic imaging services to hospitals and other healthcare companies; Global Resources Professionals, an international professional services firm that provides outsourced services to companies on a project basis; Mylan Laboratories, Inc., a pharmaceutical manufacturer; and Thoratec Corporation, a developer of products to treat cardiovascular disease.

Wayne T. Gattinella	54	Wayne T. Gattinella has served, since May 2005, as Chief Executive Officer and President of our company and as a member of our Board of Directors. He has been Chief Executive Officer of Emdeon’s WebMD segment since April 2005 and President of that segment since August 2001. Before joining Emdeon, Mr. Gattinella was Executive Vice President and Chief Marketing Officer for PeoplePC, an Internet service provider, from April 2000 to August 2001. Prior to April 2000, Mr. Gattinella held executive management positions with: MemberWorks, Inc., a marketing services company; Merck-Medco (now known as Medco Health Solutions, Inc.), a prescription benefits management company; and MCI Telecommunications.

Jerry C. Keller	64	Jerome C. Keller has been a member of our Board of Directors since September 2005. From 1997 until he retired in October 2005, Mr. Keller served as Senior Vice President, Sales and Marketing at Martek Biosciences Corporation, a company that develops and sells microalgae products, and he has served, since October 2005, as a member of its Board of Directors. He served as Vice President of Sales for Merck & Co. Inc., a pharmaceutical company, from 1986 to 1993.

James V. Manning	59	James V. Manning has been a member of our Board of Directors since September 2005. He has been a member of Emdeon’s Board of Directors since September 2000 and, prior to that, was a member of a predecessor company’s Board of Directors for more than five years.

Abdool Rahim Moossa, M.D.	66	Abdool Rahim Moossa, M.D. has been a member of our Board of Directors since September 2005. He currently serves as the Professor of Surgery and Emeritus Chairman, Associate Dean and Special Counsel to the Vice Chancellor for Health Sciences, Director of Tertiary and Quaternary Referral Services for the University of California, San Diego, or UCSD. Prior to that he served as Professor and Chairman, Department of Surgery, UCSD from 1983 to 2003. He also serves as a member of the Board of Directors of U.S. Medical Instruments, Inc., a technology-based medical device manufacturer, and the Foundation for Surgical Education.

Stanley S. Trotman, Jr.	63	Stanley S. Trotman, Jr. has been a member of our Board of Directors since September 2005. Mr. Trotman retired in 2001 from UBS Financial Services, Inc. after it acquired, in 2000, PaineWebber Incorporated, an investment banking firm where he had been a Managing Director with the Health Care Group since 1995. He serves as a member of the Board of Directors of American Shared Hospital Services, a public company that provides radiosurgery services to medical centers for use in brain surgery. He also serves as a director of the following privately-held firms: OnCure Medical Corp., which manages and operates outpatient radiation therapy cancer treatment centers; and Ascend Health Care Corp., which provides services to acute psychiatric patients.

Martin J. Wygod	66	Martin J. Wygod has, since May 2005, served as Chairman of the Board of our company. In addition, he has served as Emdeon’s Chairman of the Board since March 2001 and as a member of the Board of Directors of Emdeon since September 2000. From October 2000 until May 2003, he also served as Emdeon’s Chief Executive Officer and, from September 2000 until October 2000, also served as Co-CEO of Emdeon. He is also engaged in the business of racing, boarding and breeding thoroughbred horses, and is President of River Edge Farm, Inc.
      No family relationship exists among any of our directors or executive officers. No arrangement or understanding exists between any director or executive officer of WebMD and any other person pursuant to which any of them were selected as a director or executive officer; provided, however, that Emdeon has the ability to cause the election or removal of our entire Board of Directors.
Communications with Our Directors
      Our Board of Directors encourages our security holders to communicate in writing to our directors. Security holders may send written communications to our Board of Directors or to specified individual directors by sending such communications care of the Corporate Secretary’s Office, WebMD Health Corp., 111 Eighth Avenue, New York, New York 10011. Such communications will be reviewed by our Legal Department and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled Board meeting; or

•	if they relate to financial or accounting matters, forwarded to the Audit Committee or discussed at the next scheduled Audit Committee meeting; or

•	if they relate to the recommendation of the nomination of an individual, forwarded to the Nominating Committee or discussed at the next scheduled Nominating Committee meeting; or

•	if they relate to the operations of WebMD, forwarded to the appropriate officers of WebMD, and the response or other handling reported to the Board at the next scheduled Board meeting.
Meetings and Committees of the Board of Directors
      Our Board of Directors met twice in 2005 after our initial public offering. During 2005, each of our directors attended 75% or more of the meetings held by our Board and the Board committees on which he served. In addition to meetings, our Board and its committees reviewed and acted upon matters by unanimous written consent. WebMD has not yet had an Annual Meeting of Stockholders. WebMD’s Board of Directors intends to encourage its members to attend our Annual Meetings of Stockholders.
      Our Board of Directors currently has six standing committees: an Executive Committee, a Compensation Committee, an Audit Committee, a Governance & Compliance Committee; a Nominating Committee; and a Related Parties Committee. The Compensation Committee, the Audit Committee, the Governance & Compliance, the Nominating Committee and the Related Parties Committee each have the authority to retain such outside advisors as they may determine to be appropriate.
      Executive Committee. The Executive Committee, which met two times during 2005 after our initial public offering, is currently comprised of Messrs. Dimick, Gattinella, Manning, and Wygod. The Executive Committee has the power to exercise, to the fullest extent permitted by law, the powers of the entire Board.
      Audit Committee. The Audit Committee, which met three times during 2005 after our initial public offering, is currently comprised of Messrs. Dimick, Manning and Trotman; Mr. Manning is its Chairman. Each of the members of the Audit Committee meets the standards of independence applicable to audit committee members under applicable SEC rules and NASDAQ Global Market listing standards and is financially literate, as required under applicable NASDAQ Global Market listing standards. In addition, the Board of Directors of WebMD has determined that Messrs. Dimick and Manning qualify as “audit committee financial experts,” as that term is used in applicable SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The determination with respect to Mr. Dimick was based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of a public company. The determination with respect to Mr. Manning was based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of public companies.
      The Audit Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Audit Committee. A copy of the Audit Committee Charter is included as Annex A to this Proxy Statement. The Audit Committee’s responsibilities are summarized below in “Report of the Audit Committee” and include oversight of the administration of WebMD’s Code of Business Conduct. A copy of the joint Emdeon and WebMD Code of Business Conduct, as amended, was filed as Exhibit 14.1 to the Current Report on Form 8-K that Emdeon filed on February 9, 2006. The Code of Business Conduct applies to all directors and employees of Emdeon and its subsidiaries. Any waiver of applicable requirements in the Code of Business Conduct that is granted to any of our directors, to our principal executive officer, to any of our senior financial officers (including our principal financial officer, principal accounting officer or controller) or to any other person who is an executive officer of WebMD requires the approval of the Audit Committee and waivers will be disclosed on our corporate Web site, www.wbmd.com, in the “Investor Relations” section, or in a Current Report on Form 8-K.
      Compensation Committee. The Compensation Committee, which met once during 2005 after our initial public offering, is currently comprised of Dr. Adler, Dr. Moossa and Mr. Trotman; Dr. Adler is its Chairman. Each of these directors is a non-employee director within the meaning of Section 16 of the Securities Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code and an independent director under applicable NASDAQ Global Market listing standards.

      The Compensation Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Compensation Committee. A copy of the Compensation Committee Charter is included as Annex B to this Proxy Statement. The Compensation Committee’s responsibilities are summarized below in “Report of the Compensation Committee.”
      Nominating Committee. The Nominating Committee, which did not meet during 2005 after the IPO, is currently comprised of Dr. Moossa and Messrs. Dimick and Trotman; Mr. Dimick is its Chairman. Each of these directors is an independent director under applicable NASDAQ Global Market listing standards. The responsibilities delegated by the Board to the Nominating Committee include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the director nominees for each Annual Meeting of Stockholders; and

•	recommending to the Board candidates for filling vacancies that may occur between Annual Meetings.
The Nominating Committee operates pursuant to a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Nominating Committee. A copy of the Nominating Committee Charter is included as Annex C to this Proxy Statement. The Nominating Committee has not adopted specific objective requirements for service on the WebMD Board. Instead, the Nominating Committee intends to consider various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including:

•	the amount and type of the potential nominee’s managerial and policy-making experience in complex organizations and whether any such experience is particularly relevant to WebMD;

•	any specialized skills or experience that the potential nominee has and whether such skills or experience are particularly relevant to WebMD;

•	in the case of non-employee directors, whether the potential nominee has sufficient time to devote to service on the WebMD Board and the nature of any conflicts of interest or potential conflicts of interest arising from the nominee’s existing relationships;

•	in the case of non-employee directors, whether the nominee would be an independent director and would be considered a “financial expert” or “financially literate” under applicable listing standards of The NASDAQ Global Market and applicable law;

•	in the case of potential new members, whether the nominee assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, areas of expertise and skills; and

•	in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service.
      The Nominating Committee will consider candidates recommended by stockholders in the same manner as described above. Any such recommendation should be sent in writing to the Nominating Committee, care of Secretary, WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011. To facilitate consideration by the Nominating Committee, the recommendation should be accompanied by a full statement of the qualifications of the recommended nominee, the consent of the recommended nominee to serve as a director of WebMD if nominated and to be identified in WebMD’s proxy materials and the consent of the recommending stockholder to be named in WebMD’s proxy materials. The recommendation and related materials will be provided to the Nominating Committee for consideration at its next regular meeting.
      Governance & Compliance Committee. The Governance & Compliance Committee, which met once during 2005 after our initial public offering, is currently comprised of Dr. Adler and Messrs. Dimick and

Manning; Mr. Dimick is its Chairman. The responsibilities delegated by the Board to the Governance & Compliance Committee include:

•	evaluating and making recommendations to the Board regarding matters relating to the governance of WebMD;

•	assisting the Board in coordinating the activities of the Board’s other standing committees, including with respect to WebMD’s compliance programs and providing additional oversight of those compliance programs; and

•	providing oversight of senior executive recruitment and management development.
As part of its responsibilities relating to corporate governance, the Governance & Compliance Committee will evaluate and make recommendation to the Board regarding any proposal for which a stockholder has provided required notice that such stockholder intends to make at an Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in WebMD’s proxy statement.
      The Governance & Compliance Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the Governance & Compliance Committee Charter is included as Annex D to this Proxy Statement. Pursuant to that Charter, the membership of the Governance & Compliance Committee consists of the Chairpersons of the Nominating, Audit and Compensation Committees and the Chairperson of the Nominating Committee serves as the Chairperson of the Governance & Compliance Committee, unless otherwise determined by the Governance & Compliance Committee.
      Related Parties Committee. The Related Parties Committee, which did not meet during 2005, is currently comprised of Dr. Moossa and Mr. Trotman; Mr. Trotman is its Chairman. Each of the members of the Related Parties Committee is an independent director and neither of its members serves as a director of Emdeon. The responsibilities delegated by the Board to the Related Parties Committee include:

•	oversight of transactions between WebMD and Emdeon; and

•	oversight of other matters in which the interests of WebMD and Emdeon conflict or may potentially conflict.
Compensation of Non-Employee Directors
      Our non-employee directors each receive an annual retainer of $30,000, payable in WebMD Class A Common Stock under the 2005 Plan. The following additional annual retainers, also payable in WebMD Class A Common Stock under the 2005 Plan, are paid to non-employee directors for service on the following standing committees:

•	Audit Committee — $15,000;

•	Compensation Committee and Nominating Committee — $5,000;

•	Governance & Compliance Committee — $10,000

•	Related Parties Committee — $10,000.
      The following additional annual retainers are payable, in WebMD Class A Common Stock under the 2005 Plan, to the chairpersons of the following standing committees for their services as chairperson:

•	Compensation Committee and Nominating Committee — $2,500; and

•	Audit Committee, Related Parties Committee and Governance & Compliance Committee — $10,000.
      On September 28, 2005, we granted to each non-employee director, under the 2005 Plan, shares of our Class A Common Stock with a value equal to their annual Board and committee retainers, calculated based on $17.50 per share, the initial public offering price of our Class A Common Stock.

      Our non-employee directors do not receive per meeting fees for service on the Board or any of its standing committees, but they are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings.
      Our non-employee directors are eligible to receive discretionary grants of WebMD Restricted Stock and of options to purchase WebMD Class A Common Stock under the 2005 Plan. On September 28, 2005, we made an initial grant to each of our non-employee directors of 4,400 shares of WebMD Restricted Stock and of options to purchase 13,200 shares of WebMD Class A Common Stock with an exercise price of $17.50 per share, the initial public offering price of our Class A Common Stock. These shares of WebMD Restricted Stock and options are scheduled to vest at the rate of 25% per year on each of the first through fourth anniversaries of the date of grant. In addition, all non-employee directors also receive options to purchase 13,200 shares of WebMD Class A Common Stock pursuant to automatic annual grants on each January 1 (which are scheduled to vest in equal annual installments over four years). On January 1, 2006, each of our non-employee directors received the first such automatic annual grant of options to purchase 13,200 shares of WebMD Class A Common Stock, with an exercise price of $29.05 per share. Under the 2005 Plan, all shares of WebMD Restricted Stock and all options to purchase WebMD Class A Common Stock held by non-employee directors will automatically vest upon the occurrence of a “Change of Control” of WebMD, which is generally defined as described below under “Proposal 2 — Approval of Amended and Restated 2005 Long-Term Incentive Plan — Acceleration upon Certain Events.”

EXECUTIVE OFFICERS

Name	Age	Positions

Wayne T. Gattinella	54	Chief Executive Officer and President
Nan-Kirsten Forte	44	Executive Vice President — Consumer Services
Craig Froude	39	Executive Vice President — WebMD Health Services
David Gang	50	Executive Vice President — Product and Programming and Chief Technology Officer
Anthony Vuolo	48	Executive Vice President and Chief Financial Officer
Douglas W. Wamsley	47	Executive Vice President, General Counsel and Secretary
Martin J. Wygod	66	Chairman of the Board
Steven Zatz, M.D.	49	Executive Vice President — Professional Services
      Biographical information regarding our executive officers who are not also nominees is set forth below:
      Nan-Kirsten Forte has, since July 2005, served as Executive Vice President, Consumer Services of our company. For more than five years prior to that, Ms. Forte served as an Executive Vice President of WebMD, Inc., a subsidiary that Emdeon contributed to our company in connection with our initial public offering, where she focused on the consumer portals. From 1997 until its merger with Emdeon in November 1999, Ms. Forte was President, Programming and Product Development of Medcast, Greenberg News Networks. Prior to Medcast, she was President of Health of iVillage where she launched iVillage’s first health channel, called “Better Health.” Ms. Forte has been a member of the American Medical Writers Association and the American Medical Illustrators Association.
      Craig Froude has served, since July 2005, as Executive Vice President — WebMD Health Services of our company. From October 2002 until July 2005, Mr. Froude served as Senior Vice President and General Manager of our Healthcare Services Group, which conducts our private portals business and which Emdeon contributed to our company in connection with our initial public offering. From December 1996 until its acquisition by Emdeon in October 2002, Mr. Froude served as Chairman and Chief Executive Officer of WellMed, Inc., a predecessor to our Healthcare Services Group.
      David Gang has served, since July 2005, as Executive Vice President — Product and Programming and Chief Technology Officer of our company. From May 2005 until July 2005, Mr. Gang served as our Co-CEO and Chief Operating Officer. Prior to joining our company in May 2005, Mr. Gang served in various senior management positions at America Online, Inc., or AOL, a subsidiary of Time Warner Corporation, and its predecessors for more than five years, having first joined AOL in 1995. From 2003 to 2005 he served as Executive Vice President, AOL Products, where he was responsible for all AOL products shared across various platforms, including broadband, wireless and voice. From 2001 to 2003, Mr. Gang was President of AOL Enterprise, a joint venture with Sun Microsystems, Inc.
      Anthony Vuolo has, since May 2005, served as Executive Vice President and Chief Financial Officer of our company. Mr. Vuolo served as Executive Vice President, Business Development of Emdeon from May 2003 until July 2005. From September 2000 to May 2003, Mr. Vuolo was Executive Vice President and Chief Financial Officer of Emdeon. Prior to that, Mr. Vuolo served in senior management positions at Emdeon and its predecessors for more than five years.
      Douglas W. Wamsley has, since July 2005, served as Executive Vice President, General Counsel and Secretary of our company. From September 2001 until July 2005, Mr. Wamsley served as Senior Vice President — Legal of Emdeon, focusing on its WebMD segment. Prior to joining Emdeon, Mr. Wamsley served as Executive Vice President and General Counsel of Medical Logistics, Inc. from February 2000 through July 2001. Prior to joining Medical Logistics, Mr. Wamsley served in various legal positions with

Merck-Managed Care LLC (now known as Medco Health Solutions), a pharmacy benefit management company, and its predecessors for more than five years.
      Steven Zatz, M.D. has, since July 2005, served as Executive Vice President, Professional Services of our company. From October 2000 to July 2005, Dr. Zatz has served as an Executive Vice President of WebMD, Inc., a subsidiary that Emdeon contributed to our company in connection with our initial public offering, where he focused on the physician portals, and also served as an Executive Vice President of Emdeon. Dr. Zatz was Senior Vice President, Medical Director of CareInsite, Inc. from June 1999 until its acquisition by Emdeon in September 2000. Prior to joining CareInsite, Dr. Zatz was senior vice president of RR Donnelly Financial in charge of its healthcare business from October 1998 to May 1999. From August 1995 to May 1998, Dr. Zatz was President of Physicians’ Online, an online portal for physicians.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us during or with respect to our most recent fiscal year, all of our directors and officers subject to the reporting requirements and each beneficial owner of more than ten percent of our common stock satisfied all applicable filing requirements under Section 16(a).

EXECUTIVE COMPENSATION
      The following table sets forth information concerning the compensation paid by Emdeon and its subsidiaries to our “Named Executive Officers,” which is defined under SEC rules to include a company’s chief executive officer and other specified highly compensated executive officers. In addition, the table includes the same information for one person who formerly served as the Chief Executive Officer of Emdeon’s WebMD segment during 2005.
Summary Compensation Table

								Long-Term Compensation
								Awards
		Annual Compensation(1)
										Securities
						Other Annual		Restricted Stock		Underlying		All Other
Name and Principal Position	Year	Salary($)		Bonus($)		Compensation($)		Awards($)(2)		Options(#)(3)		Compensation($)

Wayne T. Gattinella	2005	525,000		280,000		—		962,500	W(5)	220,000	W	5,042	(6)
Chief Executive Officer	2004	450,000		300,000		—		322,125	E(7)	250,000	E	—
and President(4)	2003	450,000		125,000		—		—		—		—

Nan-Kirsten Forte	2005	352,500		95,000		45,024	(8)	481,250	W(9)	110,000	W	59,069	(10)
Executive VP —	2004	351,346		140,000		—		214,750	E(11)	200,000	E	—
Consumer Services

David Gang	2005	295,000	(12)	921,000	(13)	17,487	(8)	770,000	W(14)	176,000	W	30,000	(15)
Executive VP — Product								952,000	E(14)	400,000	E	—
& Programming and
Chief Technology Officer

Anthony Vuolo	2005	450,000		240,000		—		770,000	W(16)	176,000	W	15,269	(17)
Executive VP and Chief	2004	450,000		260,000		—		322,125	E(18)	250,000	E	—
Financial Officer	2003	450,000		—		—		—		—		—

Martin J. Wygod	2005	1,195,000		450,000		—		962,500	W(19)	220,000	W	3,989	(20)
Chairman of the Board	2004	1,260,000		402,000		—		—		—		—
	2003	1,308,900		—		—		—		—		—

Roger C. Holstein	2005	228,462		—		—		—		—		1,654,535	(22)
Former Chief Executive	2004	915,000		402,000		—		715,547	E(23)	—		—
Officer(21)	2003	861,538		—		—		—		500,000	E	—

(1)	Reflects all amounts paid by Emdeon and its subsidiaries (including WebMD and its subsidiaries). WebMD was formed in May 2005 to be the holding company for Emdeon’s WebMD segment and to conduct an initial public offering. Except for Messrs. Wygod and Vuolo, all cash compensation paid to the Named Executive Officers in 2005 was paid by WebMD or was an expense allocated to WebMD in the preparation of its financial statements. None of Mr. Wygod’s cash compensation in 2005 was paid by or allocated to WebMD. $172,500 of Mr. Vuolo’s cash compensation in 2005 was paid by or allocated to WebMD.

(2)	Grants by Emdeon are noted with an “E” and grants by WebMD are noted with a “W.” Holders of restricted shares of Emdeon Common Stock (which we refer to as Emdeon Restricted Stock) and holders of restricted shares of WebMD’s Class A Common Stock (which we refer to as WebMD Restricted Stock and which, together with Emdeon Restricted Stock, we refer to as Restricted Stock) have voting power and the right to receive dividends, if any that are declared on those shares, but their ability to sell shares of Restricted Stock is subject to vesting requirements based on continued employment, as described in the footnotes below. The dollar value of Emdeon Restricted Stock listed in this column is calculated by multiplying the number of shares granted by the closing market price on the date of each grant, as described in the footnotes below. The dollar value of shares of WebMD Restricted Stock listed in this column, which were all granted on September 28, 2005 in connection with our initial public offering, is calculated by multiplying the number of shares granted by $17.50, the initial public offering price of WebMD Class A Common Stock.

(3)	All grants reflected in this column prior to 2005 are grants of options to purchase Emdeon Common Stock. All grants reflected in this column in 2005 are grants of options to purchase WebMD Class A

Common Stock, except the grant of options to purchase 400,000 shares of Emdeon Common Stock to Mr. Gang. Grants by Emdeon are noted with an “E” and grants by WebMD are noted with a “W.”

(4)	Mr. Gattinella has been Chief Executive Officer and President of our company since its formation in May 2005 in preparation for our initial public offering. He became Chief Executive Officer of Emdeon’s WebMD segment in April 2005.

(5)	The dollar value listed in the table is for 55,000 shares of WebMD Restricted Stock granted in connection with our initial public offering and is based on $17.50 per share, the initial public offering price of WebMD Class A Common Stock. The vesting schedule for this grant is as follows: (a) 13,750 shares on September 28, 2006, (b) 13,750 shares on September 28, 2007, (c) 13,750 shares on September 28, 2008, and (d) 13,750 shares on September 28, 2009. As of December 31, 2005, the aggregate value of the 55,000 shares of WebMD Restricted Stock, all of which were unvested at that date, was $1,597,750, based on the closing market price of $29.05 per share of WebMD Class A Common Stock on the last trading day of 2005.

(6)	Consists of: (a) $1,056 in company matching contributions under the Emdeon Corporation 401(k) Savings and Employee Stock Ownership Plan (which we refer to as the KSOP or 401(k) Plan); and (b) $3,986 of company-paid supplemental disability insurance.

(7)	The dollar value listed in the table is based on $8.59 per share, the closing market price of Emdeon Common Stock on March 17, 2004, the date of grant of 37,500 shares of Emdeon Restricted Stock, of which (a) 12,500 shares vested on March 17, 2005, (b) 12,500 shares vested on March 17, 2006 and (c) 12,500 shares are scheduled to vest on March 17, 2007. As of December 31, 2005, the aggregate value of the 25,000 unvested shares of Emdeon Restricted Stock then held by Mr. Gattinella was $211,500, based on the closing market price of $8.46 per share of Emdeon Common Stock on the last trading day of 2005.

(8)	The amount under “Other Annual Compensation” reflects reimbursement by WebMD of amounts required to pay income taxes in connection with reimbursement by WebMD of relocation expenses included in the amount under “All Other Compensation.”

(9)	The dollar value listed in the table is for 27,500 shares of WebMD Restricted Stock granted in connection with our initial public offering and is based on $17.50 per share, the initial public offering price of WebMD Class A Common Stock. The vesting schedule for this grant is as follows: (a) 6,875 shares on September 28, 2006, (b) 6,875 shares on September 28, 2007, (c) 6,875 shares on September 28, 2008, and (d) 6,875 shares on September 28, 2009. As of December 31, 2005, the aggregate value of the 27,500 shares of WebMD Restricted Stock, all of which were unvested at that date, was $798,875, based on the closing market price of $29.05 per share of WebMD Class A Common Stock on the last trading day of 2005.

(10)	Consists of: (a) $55,126 for reimbursement of relocation expenses; (b) $1,558 in company matching contributions under the 401(k) Plan; and (c) $2,385 of company-paid supplemental disability insurance.

(11)	The dollar value listed in the table is based on $8.59 per share, the closing market price of Emdeon Common Stock on March 17, 2004, the date of grant of 25,000 shares of Emdeon Restricted Stock, of which (a) 8,333 shares vested on March 17, 2005, (b) 8,333 shares vested on March 17, 2006 and (c) 8,334 shares are scheduled to vest on March 17, 2007. As of December 31, 2005, the aggregate value of the 16,667 unvested shares of Emdeon Restricted Stock then held by Ms. Forte was $141,003, based on the closing market price of $8.46 per share of Emdeon Common Stock on the last trading day of 2005.

(12)	Mr. Gang began employment in May 2005. The amount of salary listed in the table for 2005 reflects amounts paid from that time until the end of 2005. His annual base salary is $450,000.

(13)	Consists of: (a) a bonus for 2005 of $421,000; and (b) a one-time bonus payment of $500,000 made as an inducement to enter into the employ of WebMD pursuant to the terms of Mr. Gang’s employment agreement.

(14)	The total dollar value is $1,722,000 for 44,000 shares of WebMD Restricted Stock granted on September 28, 2005 in connection with our initial public offering and for 100,000 shares of Emdeon Restricted Stock granted on May 16, 2005 in connection with Mr. Gang’s initial employment. The value of the WebMD Restricted Stock is based on $17.50 per share, the initial public offering price of WebMD’s Class A Common Stock. The value of the Emdeon Restricted Stock is based on $9.52 per share, the closing market price of Emdeon Common Stock on the date of grant. The vesting schedule for the WebMD Restricted Stock grant is as follows: 11,000 shares on September 28, 2006; 11,000 shares on September 28, 2007; 11,000 shares on September 28, 2008; and 11,000 shares on September 28, 2009. The vesting schedule for the Emdeon Restricted Stock grant is as follows: 25,000 shares on May 16, 2006; 25,000 shares on May 16, 2007; 25,000 shares on May 16, 2008; and 25,000 shares on May 16, 2009. As of December 31, 2005, the aggregate value of the 44,000 shares of WebMD Restricted Stock and the 100,000 shares of Emdeon Restricted Stock, all of which were unvested at that date, was $2,124,200, based on the closing market prices on the last trading day of 2005 of $29.05 per share of WebMD Class A Common Stock and $8.46 per share of Emdeon Common Stock.

(15)	Represents the reimbursement of relocation expenses.

(16)	The dollar value listed in the table is for 44,000 shares of WebMD Restricted Stock granted in connection with our initial public offering and is based on $17.50 per share, the initial public offering price of WebMD’s Class A Common Stock. The vesting schedule for this grant is as follows: (a) 11,000 shares on September 28, 2006, (b) 11,000 shares on September 28, 2007, (c) 11,000 shares on September 28, 2008, and (d) 11,000 shares on September 28, 2009. As of December 31, 2005, the aggregate value of the 44,000 shares of WebMD Restricted Stock, all of which were unvested at that date, was $1,278,200, based on the closing market price of $29.05 per share of WebMD Class A Common Stock on the last trading day of 2005.

(17)	Consists of: (a) $3,269 of company-paid supplemental disability insurance; and (b) an automobile allowance of $12,000.

(18)	The dollar value listed in the table is based on $8.59 per share, the closing market price of Emdeon Common Stock on March 17, 2004, the date of grant of 37,500 shares of Emdeon Restricted Stock, of which (a) 12,500 shares vested on March 17, 2005, (b) 12,500 shares vested on March 17, 2006 and (c) 12,500 shares are scheduled to vest on March 17, 2007. As of December 31, 2005, the aggregate value of the 25,000 unvested shares of Emdeon Restricted Stock then held by Mr. Vuolo was $211,500, based on the closing market price of $8.46 per share of Emdeon Common Stock on the last trading day of 2005.

(19)	The dollar value listed in the table is for 55,000 shares of WebMD Restricted Stock granted in connection with our initial public offering and is based on $17.50 per share, the initial public offering price of WebMD’s Class A Common Stock. The vesting schedule for this grant is as follows: (a) 13,750 shares on September 28, 2006, (b) 13,750 shares on September 28, 2007, (c) 13,750 shares on September 28, 2008, and (d) 13,750 shares on September 28, 2009. As of December 31, 2005, the aggregate value of the 55,000 shares of WebMD Restricted Stock, all of which were unvested at that date, was $1,597,750, based on the closing market price of $29.05 per share of WebMD Class A Common Stock on the last trading day of 2005.

(20)	Represents company-paid supplemental disability insurance.

(21)	Mr. Holstein was Chief Executive Officer of Emdeon’s WebMD segment from October 2004 until his resignation in April 2005.

(22)	Consist of: (a) $1,650,000 of severance paid or to be paid to Mr. Holstein during the period from April 27, 2005 through October 27, 2007 (see “— Compensation Arrangements with Named Executive Officers — Letter of Agreement with Roger C. Holstein” below); (b) $381 in company matching contributions under the 401(k) Plan; and (c) an automobile allowance of $4,154.

(23)	The dollar value listed in the table is based on $8.59 per share, the closing market price of Emdeon Common Stock on March 17, 2004, the date of grant of 83,300 shares of Emdeon Restricted Stock,

of which 27,766 shares vested on March 17, 2005. Upon Mr. Holstein’s resignation in April 2005, the remainder of the grant was forfeited.

      In accordance with SEC rules, for years prior to 2005, the above table does not include certain perquisites and other benefits received by the Named Executive Officers, which do not exceed the lesser of $50,000 and 10% of any officer’s salary and bonus disclosed in this table. None of the Named Executive Officers received more than $15,000 in perquisites or other benefits in the years prior to 2005 covered by the table and most of such benefits consisted of automobile allowances.

      The following table presents information concerning the options to purchase WebMD Class A Common Stock (noted with a “W”) and options to purchase Emdeon Common Stock (noted with an “E”) granted during the fiscal year ended December 31, 2005 to our Named Executive Officers.
Option Grants in Fiscal 2005

Individual Grants

	Number of		Percent of
	Securities		Total Options	Exercise
	Underlying		Granted to	or Base		Grant Date
	Options		Employees in	Price	Expiration	Present
Name	Granted (#)		2005(1)	($/Share)	Date	Value($)(2)

Wayne T. Gattinella	220,000	(W)	4.8	17.50	9/28/2015	2,185,288
Nan-Kirsten Forte	110,000	(W)	2.4	17.50	9/28/2015	1,092,644
David Gang	176,000	(W)	3.8	17.50	9/28/2015	1,748,230
	400,000	(E)	12.6	9.52	5/16/2015	1,880,090
Anthony Vuolo	176,000	(W)	3.8	17.50	9/28/2015	1,748,230
Martin J. Wygod	220,000	(W)	4.8	17.50	9/28/2015	2,185,288
Roger C. Holstein	—		—	—	—	—

(1)	Percent is calculated, with respect to grants by Emdeon, based upon the total number of options that Emdeon granted during 2005 and is calculated, with respect to grants by WebMD, based upon the total number of options that WebMD granted during 2005.

(2)	The estimated grant date present value for options to purchase Emdeon Common Stock reflected in the above table was determined using the Black-Scholes model and the following data and assumptions: (a) the applicable option exercise prices; (b) the exercise of options within three years of the date that they become exercisable; (c) a risk-free interest rate of 3.6% per annum; (d) volatility of 0.5; and (e) that no dividends are paid on Emdeon common stock.

The estimated grant date present value for options to purchase WebMD Class A Common Stock reflected in the above table was determined using the Black-Scholes model and the following data and assumptions: (a) the option exercise price of $17.50; (b) the exercise of options within three years of the date that they become exercisable; (c) a risk-free interest rate of 4.2% per annum; (d) volatility of 0.6; and (e) that no dividends are paid on WebMD Class A Common stock.

The ultimate values of the options will depend on the future market price of the underlying common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the underlying common stock over the exercise price on the date the option is exercised. We cannot predict whether the value realized by an optionee will be at or near the value estimated by the Black-Scholes model or any other model applied to value the options.

(W)	These options to purchase WebMD Class A Common Stock were granted on September 28, 2005 and are schedule to vest and become exercisable in equal installments over four years upon each anniversary of the grant date.

(E)	These options to purchase Emdeon Common Stock were granted on May 16, 2005 and are scheduled to vest and become exercisable in equal installments over four years upon each anniversary of the grant date.

      The following table sets forth information with respect to our Named Executive Officers concerning option exercises during 2005 and exercisable and unexercisable options to purchase Emdeon Common Stock (noted with an “E”) and options to purchase WebMD Class A Common Stock (noted with a “W”) held as of December 31, 2005. No options to purchase WebMD Class A Common Stock were exercisable during 2005. Exercises reflected in the table below were of options to purchase Emdeon Common Stock.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2005(#)		December 31, 2005($)(2)
	Acquired	Value
Name	on Exercise(#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Wayne T. Gattinella	80,300	335,960	603,033	166,667	1,896,905	—	(E)
	—	—	—	220,000	—	2,541,000	(W)
Nan-Kirsten Forte	95,000	594,480	767,223	133,334	150,900	—	(E)
	—	—	—	110,000	—	1,270,500	(W)
David Gang	—	—	—	400,000	—	—	(E)
	—	—	—	176,000	—	2,032,800	(W)
Anthony Vuolo	340,000	1,765,210	1,778,333	166,667	804,800	—	(E)
	—	—	—	176,000	—	2,032,800	(W)
Martin J. Wygod	—	—	3,685,000	—	—	—	(E)
	—	—	—	220,000	—	2,541,000	(W)
Roger C. Holstein	900,000	4,789,081	2,634,000	700,000	550,000	1,100,000	(E)

(1)	The value realized is calculated based on the amount by which the aggregate market price, on the date of exercise, of the shares received exceeded the aggregate exercise price paid, regardless of whether such shares were sold or retained by the optionholder on that date.

(2)	The value of unexercised in-the-money options to purchase Emdeon Common Stock is calculated based on the closing market price per share of Emdeon Common Stock on the last trading day of 2005, which was $8.46, net of the applicable option exercise price per share. The value of unexercised in-the-money options to purchase WebMD Class A Common Stock is calculated based on the closing market price per share of WebMD Class A Common Stock on the last trading day of 2005 which was $29.05, net of the applicable option exercise price per share.

(E)	All information on this line relates to options to purchase shares of Emdeon Common Stock.

(W)	All information on this line relates to options to purchase shares of WebMD Class A Common Stock.
Compensation Arrangements with Named Executive Officers

Arrangements with Wayne T. Gattinella
      We are party to an employment agreement with Wayne Gattinella, who serves our CEO and President. The following is a description of Mr. Gattinella’s employment agreement:

•	Mr. Gattinella currently receives an annual base salary of $560,000 and is eligible to earn a bonus of up to 100% of his base salary. For 2005, Mr. Gattinella received a bonus of $280,000,

determined by the Compensation Committee of our Board in its discretion, based on both his own and WebMD’s performance. With respect to 2006 and subsequent years, the employment agreement provides that achievement of 50% of Mr. Gattinella’s bonus will be based upon WebMD’s attainment of corporate financial and strategic goals to be established by its Compensation Committee, with the financial goals generally related to revenue and/or other measures of operating results, and achievement of the remaining 50% of Mr. Gattinella’s bonus will be based on performance goals to be established by the Compensation Committee.

•	Pursuant to the employment agreement, Mr. Gattinella was granted 55,000 shares of WebMD Restricted Stock and nonqualified options to purchase 220,000 shares of WebMD Class A Common Stock in connection with our initial public offering. The per share exercise price of the options is the initial public offering price of $17.50. The WebMD Restricted Stock and the options are scheduled to vest in equal installments over four years upon each anniversary of the grant date.

•	In the event of the termination of Mr. Gattinella’s employment, prior to April 30, 2009, by WebMD without “Cause” or by Mr. Gattinella for “Good Reason” (as those terms are described below), he would be entitled to continue to receive his base salary for one year from the date of termination, to receive any unpaid bonus for the year preceding the year in which the termination occurs, and to receive healthcare coverage until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan. In the event that a termination of Mr. Gattinella’s employment by WebMD without Cause or by Mr. Gattinella for Good Reason occurs before the fourth anniversary of the grant of the options to purchase WebMD Class A Common Stock, 25% of such options would continue to vest through the next vesting date following the date of termination.

•	In the event of a “Change in Control” of WebMD (as that term is described below), the unvested portion of the options to purchase WebMD Class A Common Stock would continue to vest until the later of (1) two years from the date of grant and (2) the next scheduled vesting date following the Change in Control. The continued vesting applies only if Mr. Gattinella remains employed until six months following such Change in Control or is terminated by our successor without Cause or he resigns for Good Reason during such six-month period. For purposes of the employment agreement, a “Change in Control” would occur when: (i) a person, entity or group acquires more than 50% of the voting power of WebMD, (ii) there is a reorganization, merger or consolidation or sale involving all or substantially all of WebMD’s assets, or (iii) there is a complete liquidation or dissolution of WebMD.

•	For purposes of the employment agreement, (a) “Cause” includes a (i) continued willful failure to perform duties after 30 days written notice, (ii) willful misconduct or violence or threat of violence that would harm WebMD, (iii) a material breach of WebMD’s policies, the employment agreement, or the Trade Secret and Proprietary Information Agreement (as described below), that remains unremedied after 30 days written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude; and (b) “Good Reason” includes any of the following conditions or events remaining in effect after 30 days written notice: (i) a reduction in base salary, (ii) a material reduction in authority, or (iii) any material breach of the employment agreement by WebMD.

•	The employment agreement and the Trade Secret and Proprietary Information Agreement described below are governed by the laws of the State of New York.

      Mr. Gattinella is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit Mr. Gattinella from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers that he had a relationship with during the time he was employed by WebMD, and non-competition provisions that prohibit Mr. Gattinella from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment has ceased.

Arrangements with Nan-Kirsten Forte
      We are party to an employment agreement with Nan-Kirsten Forte, who serves as our Executive Vice President — Consumer Services. The following is a description of Ms. Forte’s employment agreement with us. In this description of Ms. Forte’s employment agreement, the terms “Cause” and “Good Reason” are used with the same meanings as in the description of Mr. Gattinella’s employment agreement above.

•	The employment agreement provides that Ms. Forte receives an annual base salary of $352,500 and is entitled to receive an annual bonus with a target of 35% of base salary to be determined by our Compensation Committee.

•	Pursuant to the employment agreement, Ms. Forte was granted 27,500 shares of WebMD Restricted Stock and nonqualified options to purchase 110,000 shares of WebMD Class A Common Stock in connection with our initial public offering. The per share exercise price of the options is the initial public offering price of $17.50. The WebMD Restricted Stock and options vest in equal installments over four years upon each anniversary of the grant date.

•	In the event of the termination of Ms. Forte’s employment by us without Cause or by Ms. Forte for Good Reason prior to the fourth anniversary of the effective date of the agreement, she would be entitled to continue to receive her base salary for one year following her termination, to receive any unpaid bonus for the year preceding the year in which the termination occurs, and to receive health coverage until the earlier of one year following her termination and the date upon which she receives comparable coverage under another plan. In addition, 25% of the stock options granted in connection with this initial public offering would continue to vest through the next vesting date following the date of termination. Ms. Forte’s receipt of these severance benefits is subject to her execution of a release of claims against us and continued compliance with applicable restrictive covenants.

•	The employment agreement and the Trade Secret and Proprietary Information Agreement described below are each governed by the laws of the State of New York.
      Ms. Forte is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit her from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom she had a relationship during the time she was employed by WebMD, and non-competition provisions that prohibit her from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if she is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date her employment ceases.

Arrangements with David Gang
      We are a party to an employment agreement dated as of April 28, 2005, as amended as of July 13, 2005 and March 9, 2006, with David Gang, who serves as our Executive Vice President — Product and Programming and Chief Technology Officer. The following is a description of Mr. Gang’s employment agreement, as amended. In this description of Mr. Gang’s employment agreement, the terms “Change in Control,” “Cause” and “Good Reason” are used with the same meanings as in the description of Mr. Gattinella’s employment agreement above.

•	The employment agreement provides that Mr. Gang will receive an annual base salary of $450,000 and is eligible to earn a bonus of up to 100% of his base salary. For 2005, Mr. Gang received a bonus of $421,000, determined by the Compensation Committee of our Board in its discretion, based on both his own and WebMD’s performance. Mr. Gang also received a signing bonus of $500,000 in 2005 in connection with his initial employment by our company. The employment agreement provides that, in 2006 and subsequent years, achievement of 50% of Mr. Gang’s bonus will be based upon WebMD’s attainment of corporate financial and strategic goals to be established by the Compensation Committee, with the financial goals generally related to revenue and/or other measures of operating results, and that achievement of the remaining 50% of Mr. Gang’s bonus will be based on performance goals to be established by the Compensation Committee.

•	Pursuant to the employment agreement, Mr. Gang was granted, on the first day of his employment, options to purchase 400,000 shares of Emdeon Common Stock. The exercise price is $9.52 per share, the closing price of Emdeon Common Stock on such date. The options will vest in equal annual installments over four years upon each anniversary of the grant date. In the event that WebMD ceases to be a subsidiary of Emdeon, the unvested portion of the options would terminate while the vested portion would remain outstanding in accordance with its terms. If such an event occurs within the first twelve months from the grant date, the unvested portion would continue to vest through the first scheduled vesting date.

•	Mr. Gang also received 100,000 shares of restricted Emdeon Common Stock on the first day of his employment. The restricted Emdeon Common Stock will vest in equal annual installments over four years upon each anniversary of the grant date. In the event that WebMD ceases to be a subsidiary of Emdeon, the Emdeon Restricted Stock that has not yet vested at that time would be forfeited.

•	Pursuant to the employment agreement, Mr. Gang was granted 44,000 shares of WebMD Restricted Stock and nonqualified options to purchase 176,000 shares of WebMD Class A Common Stock in connection with our initial public offering. The per share exercise price of the options is the initial public offering price of $17.50. The WebMD Restricted Stock and options vest in equal installments over four years upon each anniversary of the grant date. In the event of a Change in Control of WebMD, the unvested portion of the options to purchase WebMD Class A Common Stock would continue to vest until the later of (1) two years from the date of grant and (2) the next scheduled vesting date following the Change in Control. The continued vesting applies only if Mr. Gang remains employed until six months following such Change in Control or is terminated by WebMD’s successor without Cause or he resigns for Good Reason.

•	In the event of the termination of Mr. Gang’s employment, prior to the fourth anniversary of the start date, by WebMD without Cause or by Mr. Gang for Good Reason he would be entitled to continue to receive his base salary for one year from the date of termination, to receive any unpaid bonus for the year preceding the year in which the termination occurs and, to receive health coverage until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan. In the event that a termination of Mr. Gang’s employment by WebMD without Cause or by Mr. Gang for Good Reason occurs before the fourth anniversary of Mr. Gang’s start date, 25% of the options to purchase WebMD Class A Common Stock described above would continue to vest through the next vesting date following the date of termination.

•	The employment agreement and the related agreement described below are governed by the laws of the State of New York.

      In connection with Mr. Gang’s employment, he has entered into a related agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit Mr. Gang from hiring WebMD employees or soliciting any of WebMD’s clients or customers that he had a relationship with during the time he was employed by WebMD, and non-competition provisions that prohibit Mr. Gang from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date employment has ceased.

Arrangements with Anthony Vuolo
      Anthony Vuolo, who serves as our Executive Vice President, Chief Financial Officer, was a party to an employment agreement with Emdeon. Mr. Vuolo’s employment agreement has been amended and restated, effective as of the effectiveness of this initial public offering, and assumed by us. The following is a description of Mr. Vuolo’s amended and restated employment agreement:

•	The employment agreement provides that Mr. Vuolo will receive an annual base salary of $450,000 and will be eligible to earn a bonus of up to 100% of his base salary. Under the employment agreement, achievement of 50% of that bonus will be based upon our attainment of corporate financial and strategic goals to be established by the Compensation Committee of our Board in consultation with Mr. Vuolo and achievement of the remaining 50% will be determined in the discretion of our Compensation Committee, or in the discretion of the Compensation Committee of Emdeon’s Board with respect to services rendered by Mr. Vuolo to Emdeon.

•	Pursuant to the employment agreement, Mr. Vuolo was granted 44,000 shares of WebMD Restricted Stock and nonqualified options to purchase 176,000 shares of WebMD Class A Common Stock in connection with our initial public offering. The per share exercise price of the options is the initial public offering price of $17.50. The WebMD Restricted Stock and options vest in equal installments over four years upon each anniversary of the grant date.

•	In the event of the termination of Mr. Vuolo’s employment due to his death or disability, by us without Cause (as described below), or by Mr. Vuolo for Good Reason (as described below), or as a result of our failure to renew his employment agreement, he would be entitled to:

(a) continuation of his base salary for a period of eighteen months following the date of termination;

(b) any unpaid bonus for the year preceding the year in which the termination of employment occurs, as well as payment for bonuses for the eighteen-month period following the date of termination calculated using the bonus paid for the year prior to the year of termination; and

(c) continued participation in our welfare benefit plans for thirty-six months or if earlier, until he is eligible for comparable benefits.
      In addition, all vested options to purchase Emdeon Common Stock granted to Mr. Vuolo (other than the option granted March 17, 2004) would remain exercisable as if he remained in Emdeon’s employ through the original expiration date specified in each applicable stock option agreement. Further, 25% of the options to purchase WebMD Class A Common Stock granted in connection with our initial public offering would continue to vest through the next vesting date following the date of termination; provided that if the event triggering Good Reason is a Change in Control (as described below) then these options would be treated as described below. Mr. Vuolo’s receipt of these severance benefits is subject to his continued compliance with applicable restrictive covenants.

•	For purposes of the employment agreement, (a) “Cause” includes (i) a material breach of his employment agreement that remains unremedied after 30 days written notice, or (ii) conviction of a felony; and (b) “Good Reason” includes (i) a material reduction in his title or responsibilities, (ii) the requirement to report to anyone other than our CEO, (iii) a reduction in his base salary or material fringe benefits, (iv) a material breach by us of his employment agreement, (v) relocation of his place of work outside Manhattan, New York, unless it is within 25 miles of his current residence, or (vi) the date that is six months following a Change in Control (as described below) of WebMD or Emdeon (so long as we are a subsidiary of Emdeon at the time of a Change in Control of Emdeon and that Mr. Vuolo remains employed by our successor or Emdeon’s successor, or is terminated without Cause or resigns for Good Reason, during such six-month period).

•	For purposes of the employment agreement, a “Change in Control” would occur when: (i) any person, entity, or group acquires at least 50% of the voting power of WebMD or Emdeon, (ii) there is a sale or all or substantially all of our or Emdeon’s assets in a transaction where then current stockholders do not receive a majority of the voting power or equity interest in the acquiring entity or its controlling affiliates or (iii) a complete liquidation or dissolution of us or Emdeon occurs.

•	The employment agreement also provides that in the event of a Change in Control of our company prior to the second anniversary of the date of grant of the stock option granted in connection with this initial public offering, as long as Mr. Vuolo remains employed for at least 6 months after the Change in Control (or is terminated without Cause or resigns for Good Reason), then such option will continue to vest through the second anniversary of the date of grant of the stock option (i.e., 50% vested) whether or not Mr. Vuolo remains employed by us on the vesting date(s). In the event of a change in control of our company on or after the second anniversary, but prior to the fourth anniversary, of the date of grant of the stock option granted in connection with this initial public offering, as long as Mr. Vuolo remains employed for at least 6 months after the change in control (or is terminated without Cause or resigns for Good Reason), then such option will vest through the next vesting date, whether or not Mr. Vuolo remains employed by us on such vesting date.

•	The employment agreement provides that in the event of a transaction whereby we are no longer a subsidiary of Emdeon and as a result Mr. Vuolo is no longer providing services to Emdeon, then all options to purchase Emdeon’s stock granted to Mr. Vuolo will be treated as if his employment was terminated without Cause.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date employment has ceased.

•	The employment agreement is governed by the laws of the State of New York.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Vuolo incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute and related gross-up payments made to Mr. Vuolo will not be deductible for federal income tax purposes.

Arrangements with Martin J. Wygod
      On August 3, 2005, Emdeon amended and restated the employment agreement, dated October 8, 2001, with Martin J. Wygod. The agreement was further amended on February 1, 2006. Under the amended agreement, Mr. Wygod serves as Emdeon’s Chairman of the Board, and also serves as Chairman of the Board of WebMD. In these positions, Mr. Wygod focuses on the overall strategy, strategic relationships and transactions intended to create long-term value for stockholders. The following is a description of Mr. Wygod’s amended employment agreement:

•	The employment agreement provides for an employment period through August 3, 2010.

•	Under the employment agreement, Mr. Wygod received an annual base salary of $1.26 million, for his services as Chairman of the Board of Emdeon, until the completion of WebMD’s initial public offering; when the initial public offering was completed in September 2005, Mr. Wygod’s base salary was reduced to $975,000 per year. For 2005, Mr. Wygod received a bonus of $450,000, determined by the Compensation Committee in its discretion, based on both his own and our company’s performance.

•	Pursuant to the employment agreement, Mr. Wygod was granted 55,000 shares of WebMD Restricted Stock and nonqualified options to purchase 220,000 shares of WebMD Class A Common Stock in connection with our initial public offering. The per share exercise price of the options is the initial public offering price of $17.50. The WebMD Restricted Stock and the options vest in equal installments over four years upon each anniversary of the grant date.

•	In the event of termination of Mr. Wygod’s employment by us without “Cause” (as described below) or by Mr. Wygod for “Good Reason” (as described below), Mr. Wygod would become a consultant for us and would be entitled to receive his salary, at the rate then in effect, and continuation of benefits until the later of (i) two years following such termination or (ii) August 3, 2010. In addition, all options, or other forms of equity compensation, granted to Mr. Wygod by us or any of our affiliates (which would include WebMD) that have not vested prior to the date of termination would become vested as of the date of termination and, assuming there has not been a “Change in Control” of Emdeon or of WebMD (as described below), would continue to be exercisable as long as he remains a consultant (or longer if the plan or agreement expressly provided). In the event that Mr. Wygod’s employment is terminated due to death or disability, he or his estate would receive the same benefits as described above. For purposes of the employment agreement:

(a) “Cause” includes a final court adjudication that Mr. Wygod (i) committed fraud or a felony directed against our company relating to his employment, or (ii) materially breached any of the material terms of the employment agreement; and

(b) “Good Reason” includes the following conditions or events: (i) a material reduction in title or responsibility that remains in effect for 30 days after written notice, (ii) a final court adjudication that we materially breached any material provisions of the employment agreement, (iii) failure to serve on our Board or Executive Committee of our Board, or (iv) the occurrence of a “Change in Control” (as described below) of Emdeon.

•	The employment agreement provides that in the event there is Change in Control of Emdeon, all outstanding options and other forms of equity compensation (including equity compensation granted by WebMD) would become immediately vested on the date of the Change in Control and, if following the Change in Control, Mr. Wygod’s employment terminates for any reason other than Cause, they would continue to be exercisable until the tenth anniversary of the applicable date of grant. A Change in Control of Emdeon is also an event that constitutes Good Reason for purposes of a termination by Mr. Wygod. In the event there is a Change in Control of WebMD, any portion of Mr. Wygod’s equity that relates to WebMD will fully vest and become exercisable on the date of such event, and if following such event, Mr. Wygod’s engagement with WebMD is terminated for any reason other than cause, such equity will remain outstanding until the expiration of its original term. For purposes of the employment agreement:

(a) a “Change in Control” of Emdeon includes (i) a change in the majority of the Board of Directors of Emdeon without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 25% or more of the voting shares of Emdeon and the Compensation Committee determines that such transaction constitutes a change in control, taking into consideration all relevant facts, (iii) consummation of a reorganization, merger or similar transaction where Emdeon’s stockholders no longer represent 50% of the voting power and (iv) consummation of a sale of all or substantially all of Emdeon’s assets; and

(b) a “Change in Control” of WebMD includes (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 50% or more of the voting shares of WebMD, (iii) consummation of a reorganization, merger or similar transaction where WebMD’s stockholders no longer represent 50% of the voting power; and (iv) consummation of a sale of all or substantially all of WebMD’s assets provided that no public offering nor any split-off, spin-off, stock dividend or similar transaction as a result of which the voting securities of WebMD are distributed to Emdeon’s stockholders will constitute a Change in Control of WebMD or Emdeon.

•	In the event Mr. Wygod terminates his engagement with WebMD for “Good Reason” (as described in the following sentence), WebMD Restricted Stock and options to purchase WebMD Class A Common Stock granted to him will fully vest and become exercisable on the date his engagement terminates and will remain exercisable for the period beginning on such date and ending on the later of two years following such termination or August 3, 2010. For the purposes of a termination of Mr. Wygod’s engagement with WebMD by him, “Good Reason” means a material reduction in Mr. Wygod’s title or responsibilities as Chairman of the Board of WebMD.

•	In the event that Mr. Wygod’s employment with Emdeon is terminated for any reason, but he remains Chairman of the Board of WebMD, WebMD will have no obligation to pay a salary to Mr. Wygod.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that continue until the second anniversary of the date his employment has ceased.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Wygod incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code. Any excess parachute payments and related tax gross-up payments made to Mr. Wygod will not be deductible for federal income tax purposes.

      Mr. Wygod was granted, on January 27, 2006, options to purchase 600,000 shares of Emdeon Common Stock at an exercise price of $8.77, the closing price of Emdeon Common Stock on the date of grant; and (b) 150,000 shares of Emdeon Restricted Stock. The options to purchase Emdeon Common Stock are scheduled to vest in equal annual installments of 25% over four years and the shares of Emdeon Restricted Stock are scheduled to vest in equal annual installments of 33 1/3 % over three years.

Letter Agreement with Roger C. Holstein
      Roger C. Holstein resigned, effective April 27, 2005, from all his positions with Emdeon and its subsidiaries. In connection with the resignation, Mr. Holstein and Emdeon entered into a letter agreement, dated as of April 27, 2005. Under the letter agreement, and subject to its terms and conditions:

•	Mr. Holstein will continue to receive his annual base salary of $660,000 until October 27, 2007, provided that the base salary for the first six months was paid to Mr. Holstein in a lump sum at the end of such six-month period in accordance with the requirements of Section 409A of the Internal Revenue Code.

•	Mr. Holstein will generally continue to participate in Emdeon’s welfare benefit plans until the earlier of October 27, 2007 and the date upon which he receives comparable coverage with a subsequent employer.

•	The options to purchase Emdeon Common Stock granted to Mr. Holstein will remain outstanding and continue to vest, and will otherwise be treated as if Mr. Holstein remained employed by Emdeon through April 27, 2007.
      The letter agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on April 27, 2007.
Other Compensation Information
      WebMD does not offer any deferred compensation plans to its directors or executive officers.
      WebMD does not offer any retirement plans to its directors and does not offer any retirement plans to its executive officers, other than the 401(k) plan generally available to employees of Emdeon and its subsidiaries. Subject to the terms of the Emdeon 401(k) Savings and Employee Stock Ownership Plan, Emdeon matches, in cash, 25% of amounts contributed to the Plan by each Plan participant, up to 6% of eligible pay. The matching contribution made by Emdeon is subject to vesting, based on continued employment, with 50% scheduled to vest on each of the first and second anniversaries of the employee’s date of hire.

PERFORMANCE GRAPH
      WebMD Class A Common Stock has been listed on the Nasdaq National Market under the symbol “WBMD” since September 29, 2005. The following graph compares the cumulative total stockholder return on WebMD Class A Common Stock with the comparable cumulative return of the NASDAQ Stock Market (U.S. and Foreign) Index and the Research Data Group (RDG) Internet Composite Index. The graph assumes that $100 was invested in WebMD Class A Common Stock on September 29, 2005 and in each index on September 30, 2005. The stock price performance on the following graph is not necessarily indicative of future stock price performance.
Comparison of 3 Month Cumulative Total Return*
Among WebMD Health Corp.,
The NASDAQ Stock Market (U.S. & Foreign) Index
and The RDG Internet Composite Index

*	$100 invested on 9/29/05 in stock or on 9/30/05 in index-including reinvestment of dividends. Fiscal year ending December 31.

REPORT OF THE COMPENSATION COMMITTEE
Introduction
      The Compensation Committee of our Board of Directors was formed at the time of our initial public offering in September 2005 in order to oversee our company’s compensation practices. Our Board has delegated to the Compensation Committee the authority to determine the compensation of our Chief Executive Officer and our other executive officers. Each of the members of the Compensation Committee is a non-employee director within the meaning of Section 16 of the Securities Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code and an independent director under applicable NASDAQ Global Market listing standards. In general, the responsibilities of the Compensation Committee include:

•	oversight of our executive compensation program and our incentive and equity compensation plans;

•	determination of compensation levels for and grants of incentive and equity-based awards to our executive officers; and

•	review of and making recommendations regarding other matters relating to WebMD’s compensation practices.
      Prior to the formation of WebMD’s Compensation Committee, the Compensation Committee of the Board of Directors of Emdeon was responsible for determining the compensation of our executive officers and performed certain related duties in connection with the preparations for our initial public offering. The Compensation Committees of Emdeon and WebMD continue to coordinate their decision-making where they deem it to be appropriate and Mark J. Adler, M.D. serves as Chairman of the Compensation Committees of both Emdeon and WebMD.
      The objective of WebMD’s compensation programs and policies is to foster a pay-for-performance culture, while driving shareholder value creation. To implement this, the Compensation Committee believes that WebMD’s compensation programs should achieve the following:

•	provide competitive total compensation opportunities that will enhance WebMD’s ability to attract, motivate and retain critical executive talent;

•	link a significant amount of executive compensation to long-term goals and strategies to focus management on the long-term interests of WebMD’s stockholders; and

•	align the interests of executives and other employees with those of stockholders through the use of equity-based incentive awards that link a significant portion of compensation to stock performance.
The Committee reviews information regarding the compensation practices of other companies, including certain competitors and other peer companies that are likely to compete with WebMD for the services of our executives and employees and that information is a factor in the determinations by the Committee in setting executive officer compensation (including the compensation of the Chief Executive Officer, as described below) and in its general oversight of compensation practices at WebMD. However, the Committee does not use that information to generate specific compensation amounts or targets and does not seek to create an objective standard for WebMD compensation based on what other companies have done. Instead, in each compensation decision, the Committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to WebMD of specific individuals.

Compensation Components and Practices

Overview
      WebMD’s executive compensation program consists of base salary, an annual incentive plan, and long-term incentive compensation (stock options and restricted stock) as further described below.
      WebMD does not offer any deferred compensation plans to its directors or executive officers. WebMD does not offer any retirement plans to its directors and does not offer any retirement plans to its executive officers, other than the 401(k) plan generally available to employees of Emdeon and its subsidiaries.

Base Salary
      The base salaries of WebMD’s executive officers will be reviewed as necessary by the Compensation Committee. In determining salaries of executive officers and changes in those salaries, the Committee intends to consider various factors, including: company and individual performance, scope of responsibility and changes in that scope (including as a result of promotions), prior experience, salary history, market competitiveness and internal equity. However, it is the Committee’s philosophy that increases to executive officer pay should rely less on increases to base salary and more on performance-based annual and long-term incentive programs. Prior to our initial public offering, the Compensation Committee of Emdeon approved the following changes to the base salaries of our executive officers:

	Date of Base	Base Salary	Base Salary
Executive Officer	Salary Change	Change Amount	After Change

David Gang(1)	July 2005	$(110,000)	$450,000
Wayne T. Gattinella(2)	April 2005	$110,000	$560,000
Martin J. Wygod(3)	October 2005	$(285,000)	$975,000

(1)	Mr. Gang’s base salary was reduced to reflect his change in status from Co-Chief Executive Officer of WebMD to Executive VP — Product & Programming and Chief Technology Officer (at which time, he ceased to be an executive officer of Emdeon).

(2)	Mr. Gattinella’s base salary was increased to reflect his promotion to Co-Chief Executive Officer of WebMD. He currently serves as the sole CEO of WebMD.

(3)	At the time of our initial public offering and the award to Mr. Wygod of shares of WebMD Restricted Stock and options to purchase WebMD Class A Common Stock, Mr. Wygod’s base salary was reduced to $975,000.

Annual Incentives
      WebMD’s executives, other than executive officers, are eligible to participate in an annual cash bonus program and receive performance-based cash awards. For these executives, individual target opportunities, as a percentage of their base salary, are generally established. These target percentages vary based on each executive’s level and scope of responsibility. Actual bonus amounts are determined considering an executive’s personal performance and the performance of WebMD during the year.
      WebMD’s executive officers are eligible to receive discretionary cash bonuses, as determined by the Compensation Committee based upon its assessment of company and individual performance, and/or bonuses determined in accordance with their individual employment agreements. The cash bonuses paid to our Named Executive Officers for 2005 are summarized in the Summary Compensation Table. No pre-established performance targets were used in determining bonus amounts paid by WebMD to our executive officers for 2005; the Compensation Committee determined such amounts based on its assessment of the performance of WebMD in 2005 (taking into consideration the extent to which financial and operational goals discussed by management and the Board were achieved) and of each executive officer’s individual performance and contributions during the year. In addition to receiving an annual bonus for his 2005 performance, Mr. Gang received a cash payment of $500,000 in May 2005, pursuant to the terms of his employment agreement, as an inducement to join WebMD. The bonus paid to Mr. Wygod for 2005 was paid by Emdeon and determined by its Compensation Committee.

Long-Term Incentives
      Long-term incentives in the form of non-qualified stock options and restricted stock are granted to executives in accordance with the Committee’s philosophy of providing a total compensation package that incents both short-term and long-term performance. These incentives are designed to promote long-term growth, reward executives for maximizing shareholder value and to encourage the retention of key executives over the long-term.
      In connection with WebMD’s initial public offering, WebMD granted options to purchase its Class A Common Stock and WebMD Restricted Stock awards to eligible employees, including the executive officers. A total of 4,195,700 options to purchase WebMD Class A Common Stock were granted, all with an exercise price equal to the initial public offering price of $17.50. The total number of shares of WebMD Restricted Stock that were awarded in connection with the initial public offering was 374,900. These equity awards are all scheduled to vest over a 4 year period, with 25% of each award vesting on each anniversary date of the date of grant for the 4 year vesting period. In May 2005, Mr. Gang also received options to purchase 400,000 shares of Emdeon Common Stock and 100,000 shares of Emdeon Restricted Stock at the time he joined WebMD. The stock options were granted at an exercise price of $9.52 and both equity awards will vest over 4 years, with 25% of each award vesting on each of the four anniversary dates of the date of grant.
Compensation of the Chief Executive Officer
      In April 2005, Mr. Gattinella was named Chief Executive Officer of WebMD in anticipation of the September 2005 initial public offering of the Company. At the time of his appointment and pursuant to the terms of his April 28, 2005 employment agreement with WebMD (which was approved by the Compensation Committee of Emdeon), Mr. Gattinella received an increase in base salary from $450,000 to $525,000.
      Under his employment agreement, Mr. Gattinella is eligible to receive an annual bonus of up to 100% of his base salary (of which, 50% is based on the attainment of annual financial goals and 50% is based on the attainment of other annual performance goals). However, for 2005, the amount of his annual bonus was determined in the discretion of the Compensation Committee. Based on its assessment of WebMD’s performance in 2005 and Mr. Gattinella’s individual achievements, the Compensation Committee determined that Mr. Gattinella should receive a bonus of $280,000.
      In accordance with his employment agreement, Mr. Gattinella was awarded, at the time of WebMD’s initial public offering, 55,000 shares of WebMD Restricted Stock and options to purchase 220,000 shares of WebMD Class A Common Stock, with an exercise price of $17.50, the initial public offering price of WebMD Class A Common Stock. Both equity awards will vest over 4 years, with 25% of each award vesting on each of the four anniversary dates of the date of grant.
Policy With Respect to Qualifying Compensation for Deductibility and Other Matters
      Section 162(m) of the Internal Revenue Code generally limits the ability of a publicly held corporation to deduct compensation in excess of $1 million paid to certain executive officers. It is the policy of the Compensation Committee to comply, where practicable, with Section 162(m) of the Code so as to maximize the tax deductibility of compensation paid to its top executive officers. Accordingly, we are seeking stockholder approval of the 2005 Plan in order to ensure that compensation attributable to options or other “performance-based” compensation granted will be tax deductible by WebMD. However, annual cash bonuses for WebMD’s executive officers and grants of restricted stock do not qualify as performance-based within the meaning of Section 162(m) and, therefore, are subject to its limits. The Compensation Committee believes that the compensation received by WebMD’s executive officers is appropriate under the circumstances and in the best interests of WebMD and its stockholders.

Mark J. Adler, M.D.
A. R. Moossa, M.D.
Stanley S. Trotman, Jr.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The current members of the Compensation Committee of our Board of Directors are Mark J. Adler, M.D., A.R. Moossa, M.D. and Stanley S. Trotman, Jr.
      No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board of Directors of WebMD operates under a written charter adopted by the Board, which is included as Annex A to this Proxy Statement. The Audit Committee is responsible for, among other things:

•	retaining and overseeing the registered public accounting firm that serves as our independent auditor and evaluating their performance and independence;

•	reviewing the annual audit plan with WebMD’s management and registered public accounting firm;

•	pre-approving any permitted non-audit services provided by our registered public accounting firm;

•	approving the fees to be paid to our registered public accounting firm;

•	reviewing the adequacy and effectiveness of our internal controls with WebMD’s management, internal auditors and registered public accounting firm;

•	reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with WebMD’s management and registered public accounting firm;

•	approving our internal audit plan and reviewing reports of our internal auditors;

•	determining whether to approve related party transactions; and

•	overseeing the administration of WebMD’s Code of Business Conduct.
      This report reviews the actions taken by the Audit Committee with regard to our financial reporting process for 2005 and particularly with regard to our audited consolidated financial statements and the related schedule included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
      Our management has the primary responsibility for WebMD’s financial statements and reporting process, including the systems of internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements and the related schedule in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and a report on management’s assessment and the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to WebMD’s financial statements or systems of internal controls or any professional certification as to the independent auditors’ work. The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.
      In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. In addition, the Audit Committee reviewed with Emdeon’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, other standards of the Public Company Accounting Oversight Board (United States) SEC rules, and other professional standards. In addition, the Audit Committee discussed with Ernst & Young their independence from management and Emdeon, including the matters in the written disclosures required of Ernst & Young by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted, on an interim basis, by the Public Company Accounting Oversight Board pursuant to Rule 3600T. The Audit Committee also considered whether the provision of audit-related services (see “Proposal 3 — Services and Fees of Ernst & Young” below) during 2005 by Ernst & Young is compatible with maintaining Ernst & Young’s independence.
      Additionally, the Audit Committee discussed with our independent auditors the overall scope and plan for their audit of our financial statements and their audits of our internal control over financial reporting. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of WebMD’s internal controls and the overall quality of WebMD’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements and related schedule be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC. The Audit Committee has also approved the retention of Ernst & Young as our independent auditors for 2006.

Neil F. Dimick
James V. Manning
Stanley S. Trotman, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Emdeon
      This section describes the material provisions of agreements between WebMD (or one of its subsidiaries) and Emdeon (or one of its subsidiaries other than WebMD and its subsidiaries). For additional information regarding the financial terms of these agreements and charges from WebMD to Emdeon and from Emdeon to WebMD under these agreements and certain predecessor arrangements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Transactions with Emdeon” and Note 4 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Services Agreement
      We have entered into a Services Agreement with Emdeon pursuant to which we are charged for specified services provided to us by Emdeon. Under the Services Agreement, Emdeon receives an amount that reasonably approximates its cost of providing services to us. The services that Emdeon provides to us include certain administrative services, including services relating to payroll, accounting, tax planning and compliance, employee benefit plans, legal matters and information processing. In addition, we reimburse Emdeon for an allocated portion of certain expenses that Emdeon incurs for outside services and similar items, including insurance and audit fees, outside personnel, facilities costs, professional fees, software maintenance fees and telecommunications costs. Emdeon has agreed to make the services available to us for a term of up to 5 years following our initial public offering. However, we are not required, under the Services Agreement, to continue to obtain services from Emdeon. In the event we wish to receive those services from a third party or provide them internally, we have the option to terminate services, in whole or in part, at any time we choose to do so, generally by providing, with respect to the specified services or groups of services, 60 days’ notice and, in some cases, paying a termination fee of not more than $30,000 to cover costs of Emdeon relating to the termination. Emdeon has the option to terminate the services that it provides to us, in whole or in part, if it ceases to provide such services for itself, upon at least 180 days’ written notice to us. From the date of the initial public offering through December 31, 2005, we paid Emdeon approximately $696,000 under the Services Agreement.

Registration Rights Agreement
      We have entered into a Registration Rights Agreement with Emdeon, which requires us to use our reasonable best efforts, upon Emdeon’s request, to register under the applicable federal and state securities laws any of the shares of our equity securities of or owned by Emdeon for sale in accordance with Emdeon’s intended method of disposition, and to take such other actions as may be necessary to permit the sale in other jurisdictions, subject to specified limitations. Emdeon has the right to include the shares of our equity securities it beneficially owns in other registrations of these equity securities we initiate. We are required to pay all expenses incurred in connection with each registration, excluding underwriters’ discounts, if any. Subject to specified limitations, the registration rights are assignable by Emdeon and its assigns. The Registration Rights Agreement contains customary indemnification and contribution provisions.

Tax Sharing Agreement
      We are a party to a Tax Sharing Agreement with Emdeon that governs the respective rights, responsibilities, and obligations of Emdeon and us with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding taxes and related tax returns. In general, the Tax Sharing Agreement does not require Emdeon or us to reimburse the other party to the extent of any net tax savings realized by the consolidated group, as a result of the group’s utilization of our or Emdeon’s attributes, including net operating losses, during the period of consolidation. However, under the Tax Sharing Agreement, Emdeon has agreed to compensate us for any use of our net operating losses that may result from certain extraordinary transactions, including a sale of Emdeon Business Services and Emdeon Practice Services. Specifically, if Emdeon or any corporation that is controlled, directly or indirectly, by

Emdeon other than WebMD or its subsidiaries (collectively, the “Emdeon Subgroup”) has income or gain from the sale of assets (including a subsidiary) outside the ordinary course of business, extinguishment of debt or other extraordinary transaction (“Extraordinary Gains”), Emdeon will make a payment to WebMD and its subsidiaries (collectively, the “WebMD Subgroup”) equal to 35% of the amount of the WebMD Subgroup’s net operating losses (“NOLs”) that are absorbed in the consolidated tax return as a result of the incurrence of such Extraordinary Gains. For information regarding the application of the Tax Sharing Agreement to Emdeon’s sale of Emdeon Practice Services to Sage Software, Inc. announced on August 8, 2006, see Note 11 to the consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
      Although Emdeon has stated that it does not currently intend or plan to undertake a split-off, spin-off or other similar transaction, we have agreed in the Tax Sharing Agreement that we will not knowingly take or fail to take any action that could reasonably be expected to preclude Emdeon’s ability to undertake a split-off or spin-off on a tax-free basis. We also have agreed that, in the event that Emdeon decides to undertake a split-off or spin-off of our capital stock to Emdeon’s shareholders, we will enter into a new Tax Sharing Agreement with Emdeon that will set forth the parties’ respective rights, responsibilities and obligations with respect to any such split-off or spin-off.
      Beneficial ownership of at least 80% of the total voting power and value of our capital stock is required in order for Emdeon to continue to include the WebMD Subgroup in its consolidated group for federal income tax purposes. It is the present intention of Emdeon to continue to file a single consolidated federal income tax return with its eligible subsidiaries. Each member of the consolidated group for federal income tax purposes will be jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the Tax Sharing Agreement allocates tax liabilities between WebMD and Emdeon during the period in which WebMD is included in the consolidated group of Emdeon, we could be liable for the federal income tax liability of any other member of the consolidated group in the event any such liability is incurred and not discharged by such other member. The Tax Sharing Agreement provides, however, that Emdeon will indemnify WebMD to the extent that, as a result of being a member of the consolidated group of Emdeon, WebMD becomes liable for the federal income tax liability of any other member of the consolidated group, other than the WebMD Subgroup. Correspondingly, the Tax Sharing Agreement requires us to indemnify Emdeon and the other members of the consolidated group with respect to our federal income tax liability. Similar principles generally will apply for income tax purposes in some state, local and foreign jurisdictions.

Indemnity Agreement
      We have entered into an Indemnity Agreement with Emdeon, under which we and Emdeon have agreed to indemnify each other with respect to some matters. We have agreed to indemnify Emdeon against liabilities arising from or based on:

•	the operations of our business;

•	any material untrue statements or omissions in the Prospectus included in the IPO Registration Statement, other than material untrue statements or omissions contained in or pertaining to information relating solely to Emdeon; and

•	guarantees or undertakings made by Emdeon to third parties in respect of our liabilities or obligations or those of our subsidiaries.
Emdeon has agreed to indemnify us against liabilities arising from or based on:

•	the operations of Emdeon’s business;

•	any material untrue statements or omissions in the Prospectus included in the IPO Registration Statement, other than material untrue statements or omissions contained in or pertaining to information relating solely to us; and

•	certain pre-existing legal proceedings.

The agreement contains provisions governing notice and indemnification procedures.

Intellectual Property License Agreement
      The Intellectual Property License Agreement governs certain rights, responsibilities, and obligations of Emdeon and us with respect to the name “WebMD” and related intellectual property that Emdeon has used. Under the Intellectual Property License Agreement, we have agreed to license certain of our trademarks, trade names and service marks back to Emdeon for an initial period of 12 months to allow Emdeon to transition to its new name. Except as provided in the Intellectual Property License Agreement, Emdeon transferred any right it may have to the name “WebMD” and the related intellectual property to our company prior to the completion of our initial public offering.

Private Portals License
      Emdeon has licensed our private portal health and benefits management services for use by its employees and the employees of its other subsidiaries for a period of three years, through June 30, 2008. The fees payable by Emdeon to us for this license are approximately $250,000 annually.

Little Blue Book License
      Through our The Little Blue Book subsidiaries, for an annual license fee of $250,000, we provide a license to a subsidiary of Emdeon of certain physician-related information, such as names, addresses and hospital and HMO affiliation, for use by Emdeon’s subsidiary in communicating with physicians. This license agreement is automatically renewed for successive one-year terms unless either party elects not to renew by providing a 30-day notice.

Product Development, Marketing and Related Arrangements
      On January 31, 2006, Emdeon and WebMD entered into the agreements described below. Pursuant to these agreements, the parties have agreed to support each other’s product development and marketing of certain product lines, as more fully described below. WebMD will, in general, manage the product development and marketing of Emdeon’s and WebMD’s product lines in the following areas:

•	online tools and applications that are displayed to physicians and consumers that provide “quality” ratings of providers and that analyze patient care (we refer to these types of applications as External Clinical Quality Applications); and

•	online tools and applications that are displayed to end-user consumers, plan members and/or patients to assist in (a) communicating with, or viewing information from, providers or payers, (b) making informed benefit, provider and/or treatment choices, through access to content, personal health records, plan comparison tools, benefit comparison tools, cost treatment indicators, calculators, etc. or (c) managing and utilizing consumer-directed health plans and the related health savings accounts and other consumer directed financial accounts (we refer to all of these types of applications as Consumer-Directed Applications).
Emdeon may continue to develop and market products and services that are principally provided for internal use by healthcare payers and that provide clinical quality measures of physicians, hospitals and providers, and analytics and reporting to such payers on the quality of patient care (we refer to these types of applications as Internal Clinical Quality Services) and WebMD may develop and market its own Internal Clinical Quality Services and it may, but is not required to, sell Emdeon’s Internal Clinical Quality Services. The parties have also agreed to work together to try to develop certain other products and services.
      We believe that the growing market for Consumer Directed Health Plans (referred to as CDHPs) and related Health Savings Accounts (referred to as HSAs) presents a significant future business opportunity for WebMD and that the agreements described below will help accelerate our progress in this market in several ways:

•	Under CDHPs, consumers are required to assume greater responsibility for the financial impact of their personal healthcare decisions. Accordingly, consumers in CDHPs require tools that can assist them in making more informed decisions. In providing services that help meet those needs, we will have access to certain Emdeon services and capabilities that we believe will further enhance our services, including our services that provide comparative information on healthcare provider cost and quality.

•	The agreements are expected to lead to new capabilities for data sharing that will enable WebMD and Emdeon to develop new services that facilitate appropriate payment to providers for their services, and inform patients of their financial responsibility for a specific procedure or treatment.

•	Our agreement with Emdeon to market the WebMD CDHP/ HSA offering to Emdeon’s health plan customers is expected to help accelerate WebMD’s market penetration of these new services.
      Business Services Agreement. The terms of this agreement, which will remain in effect for 5 years unless terminated earlier in accordance with its terms, include the following:

•	External Clinical Quality Applications. Emdeon will provide a perpetual license to WebMD of Emdeon’s External Clinical Quality Applications. In addition, WebMD will be permitted to develop, market and sell its own or other third party External Clinical Quality Applications. During the term of this Agreement, Emdeon will not provide External Clinical Quality Applications as stand-alone products other than through WebMD Health; provided, however, that Emdeon will be permitted to offer External Clinical Quality Applications to its potential or current payer customers in connection with the integration of External Clinical Quality Applications with other Emdeon core services. During the term of this agreement, WebMD will pay Emdeon a 20% royalty on net sales of Emdeon’s External Clinical Quality Applications (or, in particular instances, such other mutually agreed on royalty). In addition, if WebMD requires customization or incremental development of an Emdeon External Clinical Quality Application in connection with a potential sale, and/or if WebMD needs assistance in resolving a performance issue regarding an Emdeon External Clinical Quality Application, Emdeon will charge WebMD customary rates for such assistance. The pricing pursuant to which WebMD will make the Emdeon External Clinical Quality Applications available to an Emdeon customer will be competitive with the pricing it provides to other similar customers purchasing substantially the same products at the same volume or commitment levels. The provisions of the agreement do not apply to Emdeon’s electronic health record applications, products that provide for sending and receiving of prescriptions and lab results and other similar applications provided by Emdeon and reasonable extensions of such products. Upon termination of the agreement, Emdeon has agreed to provide WebMD with a copy of the underlying source code and documentation for the External Clinical Quality Applications so that WebMD may continue to use the perpetual license to such products.

•	Internal Clinical Quality Applications. Emdeon may make available to WebMD customers Emdeon’s Internal Clinical Quality Services for integration with WebMD’s products and services. The pricing pursuant to which Emdeon will make Emdeon’s Internal Clinical Quality Services available to WebMD customers will be competitive with the pricing it provides to other similar customers purchasing substantially the same products at the same volume/commitment levels. WebMD may also develop and sell its own Internal Clinical Quality Services or license and work with third parties for such services. Emdeon will pay WebMD a 10% sales commission on net sales of Emdeon’s Internal Clinical Quality Services by WebMD.

•	Consumer-Directed Applications. Emdeon has, in general, agreed that WebMD will manage the product development and marketing of Consumer-Directed Applications and that, except as described below, Emdeon will not make such applications available itself or through a third party, other than in conjunction with WebMD.

—	If Emdeon identifies a need for a Consumer-Directed Application in order to support a business requirement related to the marketing of its core services, Emdeon will first present WebMD with the opportunity to meet Emdeon’s requirement. If WebMD elects not to pursue this opportunity or if, after electing to do so, fails to meet the applicable delivery schedule, Emdeon may pursue that opportunity through a third party or on its own, on substantially the same terms. For each Consumer-Directed Application provided to Emdeon, WebMD is paid the greater of: (a) WebMD’s cost plus 50%; or (ii) WebMD’s established market price for such product (which price will be competitive with the pricing WebMD provides to other similar customers purchasing substantially the same products at the same volume/commitment levels). In addition, if Emdeon sells the Consumer-Directed Application to a third party, Emdeon will pay WebMD a 10% royalty on net sales of the application.

—	In addition, WebMD and Emdeon have agreed to work together to develop a potential Consumer Directed Application that may provide information regarding the potential cost of care or financial responsibility for individual medical and/or drug claims. Emdeon has agreed that any such product developed that provides a patient or plan member view as to the portion of the cost of care for which the patient or plan member is responsible shall be provided through WebMD, and during the term of this agreement, Emdeon will not make such product available itself or through a third party other than in conjunction with WebMD. If Emdeon and WebMD develop such product, they have agreed to negotiate an equitable allocation between the parties of the sales price for such product.

—	The provisions of the agreement relating to Consumer-Directed Applications do not apply to the following Emdeon products and services: (a) paper and electronic invoices, statements, checks and explanation of benefits forms (EOBs), along with reasonable extensions of these products and services; (b) currently contemplated patient-facing applications linked to the practice management systems and electronic medical records systems of Emdeon Practice Services; (c) services provided by VIPS under contracts with the United States government and/or state governments; and (d) distribution (in addition to through WebMD), through portals that are not competitive with the WebMD Health consumer portal, of online consumer access for healthcare payment and billing services referred to above in clause (a).
      On August 7, 2006, WebMD and Emdeon Practice Services, Inc. (which we refer to as EPS), a wholly owned subsidiary of Emdeon, entered into an Amended and Restated Business Services Agreement in preparation for the sale by Emdeon of EPS to Sage Software, Inc., which was announced on August 8, 2006. The amended agreement contains the provisions applicable to the relationship between EPS and WebMD that were in the existing agreement and was entered into in order to separate those provisions from the provisions applicable to the other parties thereto. The existing agreement remains in effect among the other parties thereto.
      Marketing Agreement. The terms of this agreement, which will remain in effect for 5 years unless terminated earlier in accordance with its terms, include the following:

•	Emdeon’s Business Services segment will market to its payer customers, for integration into their CDHP offerings, WebMD’s online decision-support tools that support CDHPs and HSAs, including retirement health care and HSA planners, cost estimator and expense alerts (we refer to these tools, collectively, as HSA Tools). During the term of the agreement, Emdeon has agreed not to market other services that are similar to the HSA Tools.

•	Emdeon will receive a commission of 10% of the net sales of HSA Tools made through Emdeon.
      Joint Development Agreement. The terms of this agreement, which will remain in effect for 5 years unless terminated earlier in accordance with its terms, include the following:

•	EPS and WebMD have agreed to integrate WebMD’s personal health record with the clinical products, including the electronic medical record, of EPS to allow import of data from one to the other, subject to applicable law and privacy and security requirements.

•	EPS has agreed such integration of its clinical products will be done exclusively with WebMD’s personal health record; provided, however, that EPS has the right to integrate with a third party’s personal health record if, after good faith efforts to market WebMD’s personal health record, a customer requests the third party personal health record and EPS would be at reasonable risk of losing the potential sale if it did not integrate with the third party.

Other Business Arrangements with Emdeon
      We have in the past, and may from time to time in the future, have small transactions with Emdeon or its subsidiaries not involving an ongoing contract. For example, from time to time, Emdeon has advertised some of its products and services on our physician portals.
Other Related Party Transactions
      Emdeon was reimbursed approximately $259,000, $236,000 and $230,000 during 2005, 2004 and 2003, respectively, by Martin J. Wygod (who serves as its Chairman of the Board and as our Chairman of the Board), and a corporation that he controls, for personal use of certain of Emdeon’s staff and office facilities and for the personal portion of certain travel expenses.
      Mark J. Adler, M.D., a non-employee director of WebMD and of Emdeon, is a partner in a group medical practice that is a customer of Emdeon’s Practice Services segment. The practice purchases products and services on terms generally available, in the ordinary course of our business, to similar customers. During 2005, the aggregate amount payable to Emdeon Practice Services by this practice was approximately $31,000. During 2004, the aggregate amount payable was approximately $19,000. During 2003, the aggregate amount payable was approximately $73,000.
      During 2006, LGS DEV, LLC, a software development firm, is expected to undertake certain project work for WebMD. These services include developing, installing and testing several software tools for use in the operation of WebMD’s business. The aggregate fees, for all such services during 2006, to be paid by WebMD are currently expected to be approximately $275,000. The brother of David Gang, one of our executive officers, is a partner in this firm.
      FMR Corp. beneficially owned, based on its holdings reported in a Schedule 13G as of May 31, 2006, shares representing approximately 12.8% of the outstanding WebMD Class A Common Stock and, based on its holdings reported in a Schedule 13G as of December 31, 2005, approximately 16.2% of Emdeon’s outstanding common stock. Affiliates of FMR Corp. provide services to Emdeon in connection with the Emdeon 401(k) Savings and Employee Stock Ownership Plan and the Porex 401(k) Savings Plan. During 2005 and 2004, the aggregate amount charged to Emdeon for these services was approximately $38,000 and $44,000, respectively. In 2004, we entered into an agreement with Fidelity Human Resources Services Company LLC (“FHRS”) (formerly known as Fidelity Employer Services Company LLC) to integrate WebMD’s private portals product into the services FHRS provides to its clients. FHRS provides human resources administration and benefit administration services to employers. We recorded revenue of $2,960,000 and $817,000 in 2005 and 2004, respectively, and $1,068,000 and $984,000 was included in accounts receivable as of December 31, 2005 and 2004, respectively, related to the FHRS agreement.

PROPOSAL 2:
APPROVAL OF AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN
      Prior to our initial public offering, our Board and Emdeon, which was our sole stockholder at that time, approved our 2005 Long-Term Incentive Plan. Pursuant to applicable tax rules, we are seeking the approval by our stockholders of the 2005 Plan in order to maintain the tax deductible status of certain of the awards that may be granted under the 2005 Plan. If such approval is not obtained, the 2005 Plan will be terminated and no further awards will be granted thereunder. As more fully described under “Voting Rights and Related Matters — Vote and Quorum Required” above, Emdeon is able, acting alone, to cause the approval of Proposal 2 and has indicated that it intends to vote in favor of Proposal 2.
      As of August 11, 2006, the market price of our Class A Common Stock, based upon the last sales price as reported on the Nasdaq Global Market, was $38.57 per share.
      Our Board of Directors recommends that stockholders vote “FOR” Proposal 2 so that, among other things, we may continue to use options and other forms of equity compensation as a method of attracting, retaining and motivating highly qualified individuals in a competitive environment and so that we maintain the tax deductible status of the compensation realized from the exercise of the options granted under the 2005 Plan or other performance-based compensation within the meaning of Section 162(m).
      The 2005 Plan is WebMD’s only equity compensation plan. Our officers (including our Named Executive Officers) have been granted Emdeon Restricted Stock and options to purchase shares of Emdeon Common Stock under Emdeon’s equity compensation plans. See “Executive Compensation” above. Emdeon’s equity compensation plans are administered by Emdeon’s Compensation Committee and contain terms and conditions that are substantially similar to the terms of our 2005 Plan. Subject to the terms and conditions of Emdeon’s equity compensation plans and of agreements related to specific grants and so long as WebMD remains a subsidiary of Emdeon for purposes of the applicable plan, Emdeon Restricted Stock and options to purchase Emdeon Common Stock held by WebMD officers and employees will continue to vest and remain outstanding so long as the officer or employee remains in the employ of WebMD.
      Set forth below is a summary of the principal features of the 2005 Plan. The following summary is qualified in its entirety by the full text of the 2005 Plan, which appears as Annex E to this Proxy Statement.
Summary of the 2005 Plan

General
      The purpose of the 2005 Plan is to promote our success by linking the personal interests of our or our parent’s employees, officers, directors and consultants to those of our stockholders, and to provide participants with an incentive for outstanding performance. The 2005 Plan authorizes the grant of awards in any of the following forms:

•	options to purchase shares of our Class A Common Stock, which may be incentive stock options or non-qualified stock options;

•	stock appreciation rights;

•	performance shares;

•	restricted stock;

•	dividend equivalents;

•	other stock-based awards;

•	any other right or interest relating to our Class A Common Stock; or

•	cash.
      Persons eligible to receive awards under the 2005 Plan are employees or officers (including executive officers) of WebMD or its subsidiaries and parent, directors of WebMD and certain consultants to WebMD or any of its subsidiaries. As of August 1, 2006, approximately 850 officers and employees of WebMD and its subsidiaries (including all of its executive officers), as well as each of its 6 non-employee directors, are eligible to receive grants under the 2005 Plan. As of August 1, 2006, approximately 5,280 officers and employees of Emdeon and its subsidiaries (other than WebMD and its subsidiaries) are eligible to receive grants under the 2005 Plan and three employees of Emdeon have received a grant under the 2005 Plan. The Compensation Committee does not, in general, intend to make grants under the 2005 Plan to employees of Emdeon and its subsidiaries who are not officers or employees of WebMD or its subsidiaries.

Share Limits
      An aggregate of 7,150,000 shares of our Class A Common Stock are issuable under the 2005 Plan and, as of August 1, 2006, approximately 1,638,022 shares were available for future grant under the 2005 Plan.
      The maximum number of shares of our Class A Common Stock with respect to one or more options, stock appreciation rights or combination of options and stock appreciation rights that may be granted during any one calendar year under the 2005 Plan to any one person is 412,500 (all of which, may be granted as Incentive Stock Options), except that that limit may be increased by 412,500 for awards made in connection with a person’s initial hiring.
      The maximum fair market value of any awards (determined as of the date of the grant), other than options and stock appreciation rights, that may be received by a participant, less any consideration paid by the participant for such award, during any one calendar year under the 2005 Plan is $5,000,000. The maximum number of shares of our Class A Common Stock that may be subject to one or more performance shares (or used to provide a basis of measurement for one to determine the value of a performance share) granted in any one calendar year to any one person is 412,500.

Administration
      The 2005 Plan is administered by our Compensation Committee. The Compensation Committee has the authority:

•	to designate participants;

•	to determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards or to amend the terms of such award (subject to the terms of the 2005 Plan);

•	to accelerate the vesting or lapse of restrictions applicable to an award based in each case on such considerations as the Committee may determine in its discretion;

•	establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2005 Plan; and

•	make all other decisions and determinations that may be required under the 2005 Plan.
      Subject to certain limitations, the Compensation Committee is permitted to delegate to one or more directors or executive officers its authority under the Long-Term Incentive Plan. The Compensation Committee delegated certain of its authority to Wayne Gattinella and Anthony Vuolo, acting jointly, to grant awards to employees who are not executive officers up to the following limits: options to purchase up to 50,000 shares and restricted stock with an aggregate fair market value of $200,000.

Stock Options
      The Compensation Committee is authorized under the 2005 Plan to grant options, which may be incentive stock options or non-qualified stock options. All options will be evidenced by a written award agreement between us and the participant, which will include any provisions specified by the Compensation Committee. The exercise price of an option may not be less than the fair market value of our Class A Common Stock on the date of grant. The terms of an incentive stock option will be intended to meet the requirements of Section 422 of the Internal Revenue Code.

Stock Appreciation Rights
      The Compensation Committee may also grant stock appreciation rights. Upon the exercise of a stock appreciation right, the holder will have the right to receive the excess, if any, of the fair market value of one share of our Class A Common Stock on the date of exercise, over the grant price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of one share of our Class A Common Stock on the date of grant. All awards of stock appreciation rights will be evidenced by an award agreement reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the stock appreciation right, as determined by the Compensation Committee at the time of grant.

Restricted Stock Awards
      The Compensation Committee may make awards of restricted Class A Common Stock to participants, which will be subject to restrictions on transferability and other restrictions as the Compensation Committee may impose, including, without limitation, restrictions on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. These awards may be subject to forfeiture upon termination of employment or upon a failure to satisfy performance goals during the applicable restriction period.

Performance Shares
      The Compensation Committee may grant performance shares to participants on terms and conditions as may be selected by the Compensation Committee. The Compensation Committee will have the discretion to determine the number of performance shares granted to each participant and to set performance goals and other terms or conditions to payment of the performance shares in its discretion which, depending on the extent to which they are met, will determine the number and value of performance shares that will be paid to the participant.

Dividend Equivalents
      The Compensation Committee is authorized to grant dividend equivalents to participants subject to terms and conditions as may be selected by the Compensation Committee. Dividend equivalents will entitle the participant to receive payments equal to dividends (in cash, shares of our Class A Common Stock or other property) with respect to all or a portion of the number of shares of our Class A Common Stock subject to an award.

Other Stock-Based Awards
      The Compensation Committee may, subject to limitations under applicable law, grant other awards that are payable in, or valued relative to, shares of our Class A Common Stock as will be deemed by the Compensation Committee to be consistent with the purposes of the 2005 Plan, including without limitation shares of Class A Common Stock awarded purely as a bonus and not subject to any restrictions or conditions. The Compensation Committee will determine the terms and conditions of any other stock-based awards.

Annual Awards to Non-Employee Directors
      The 2005 Plan provides for an automatic grant on January 1 of each year of options to purchase 13,200 shares of our Class A Common Stock to each member of our Board on that date who is not an employee of ours or of Emdeon. These options will have an exercise price equal to the fair market value of our Class A Common Stock on the date of grant and will vest as to 25% of the underlying shares on each of the first through fourth anniversaries of the date of grant (full vesting on the fourth anniversary of the date of the grant). These options will expire ten years after the date of grant (unless previously exercised) or earlier in the event the optionee ceases to serve as a director. See “Acceleration upon Certain Events” below for a description of certain events that will result in acceleration of vesting of these options.

Performance Goals
      In order to preserve full deductibility under Section 162(m) of the Internal Revenue Code, the Compensation Committee may determine that any award will be determined solely on the basis of:

•	the achievement by us or one of our subsidiaries of a specified target return, or target growth in return, on equity or assets;

•	total stockholder return, described as our stock price appreciation plus reinvested dividends, relative to a defined comparison group or target over a specific performance period;

•	our stock price;

•	the achievement by us or a business unit, or one of our subsidiaries, of a specified target, or target growth in, revenues, net income, earnings per share, EBIT or EBITDA; or

•	any combination of the above.
      If an award is made on this basis, the Compensation Committee must establish goals prior to the beginning of the period for which the performance goal relates, or by a later date as may be permitted under applicable tax regulations, and the Compensation Committee may for any reason reduce, but not increase, any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Limitation on Transfer and Beneficiaries
      No award under the 2005 Plan is assignable or transferable other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order. However, the Compensation Committee may permit other transfers if it deems appropriate.

Acceleration upon Certain Events
      Unless otherwise set forth in the applicable award agreement, upon the participant’s death or termination of employment as a result of disability, all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or stock appreciation rights will thereafter continue or lapse in accordance with the other provisions of the 2005 Plan and the award agreement. In addition, the Compensation Committee may at any time in its discretion declare any or all awards to be fully or partially vested and exercisable, provided that the Compensation Committee will not have the authority to accelerate or postpone the timing of payment or settlement with respect to awards subject to Section 409A of the Internal Revenue Code in a manner that would cause the awards to be subject to certain related interest and penalty provisions. The Compensation Committee may discriminate among participants or among awards in exercising such discretion. Awards made to our directors who are not employed by us or our parent will automatically accelerate in the event of a Change of Control. For purposes of the Plan, a Change of Control generally includes (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of

50% or more of the voting shares of WebMD, (iii) consummation of a reorganization, merger or similar transaction where WebMD’s stockholders no longer represent 50% of the voting power; and (iv) consummation of a sale of all or substantially all of WebMD’s assets; provided that no public offering nor any split-off, spin-off, stock dividend or similar transaction as a result of which the voting securities of WebMD are distributed to Emdeon’s stockholders will constitute a Change in Control of WebMD.

No Repricing
      No adjustment may be made to a stock option or stock appreciation right award under the 2005 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award without prior approval of our stockholders. The Committee is, however, required to make certain adjustments to the per share exercise price or base price, as well as certain other terms, in the case of a stock split and certain other events affecting the underlying common stock.

Termination and Amendment
      Our Board or the Compensation Committee has the right at any time to amend or terminate the 2005 Plan, but it may condition any amendment on the approval of our stockholders if such approval will be necessary or advisable under tax, securities, stock exchange or other applicable laws, policies or regulations. The Board or the Compensation Committee has the right to amend or terminate any outstanding award without approval of the participant, but an amendment or termination may not, without the participant’s consent, reduce or diminish the value of the award determined as if it had been exercised, vested, cashed in or otherwise settled on the date of the amendment or termination, and the original term of any option may not be extended. The Compensation Committee has broad authority to amend the 2005 Plan or any outstanding award without the approval of the participants to the extent necessary to comply with applicable tax laws, securities laws, accounting rules or other applicable laws, or to ensure that an award is not subject to interest and penalties under Section 409A of the Internal Revenue Code. If any provision of the 2005 Plan or any award agreement contravenes any regulation or U.S. Department of Treasury guidance promulgated under Section 409A of the Internal Revenue Code that could cause an award to be subject to interest and penalties, such provision will be modified to maintain the original intent of the provision without violating Section 409A. Furthermore, any discretionary authority that the Compensation Committee may have pursuant to the 2005 Plan will not be applicable to an award that is subject to Section 409A to the extent such discretionary authority will contravene Section 409A.

Federal Income Tax Information
      The following discussion is a summary of the federal income tax consequences relating to the grant and exercise of awards under the 2005 Plan and the subsequent sale of common stock that will be acquired under this Plan. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.
      Nonqualified Stock Options. There will be no federal income tax consequences to a participant or to us upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he will realize ordinary income in an amount equal to the excess of the fair market value of the option shares that he receives upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.
      Incentive Stock Options. There typically will be no federal income tax consequences to a participant or to us upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax.
      Stock Appreciation Rights. The participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the fair market value of any shares of common stock received will be taxable as ordinary income, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code.
      Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount he paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of the restricted stock, he will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date, less any amount a participant paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to his Section 83(b) election.
      Performance Shares. A participant will not recognize income, and we will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives payment under the performance shares, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code.

New Plan Benefits Table
      Awards to officers and other employees under the 2005 Long-Term Incentive Plan are determined by the Compensation Committee in its discretion or, in the case of employees who are not executive officers, pursuant to authority delegated to the Chief Executive Officer and Chief Financial Officer, acting jointly. Awards under this Plan to our non-employee directors are determined by our Compensation Committee, in its discretion, except that our non-employee directors receive automatic annual grants of options to purchase 13,200 shares on January 1 of each year, with an exercise price equal to the closing price of our Common Stock on the last trading day of the prior year. As a result, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future. During the fiscal year ended December 31, 2005, the grants of options shown on the table below were made pursuant to the 2005 Plan to (i) our Named Executive Officers (listed individually), (ii) our current executive officers (in the aggregate), (iii) our non-employee directors (in the aggregate), and (iv) our employers who are not executive officers (in the aggregate).

Name and Position	Number of Options	Number of Restricted Shares

Wayne T. Gattinella, Chief Executive Officer and President and a Director	220,000	55,000
Nan Kristen-Forte, EVP — Consumer Services	110,000	27,500
David Gang, EVP — Product and Programming and Chief Technology Officer	176,000	44,000
Anthony Vuolo, Chief Financial Officer	176,000	44,000
Martin J. Wygod, Chairman of the Board	220,000	55,000
Executive Group	1,188,000	297,000
Non-Executive Director Group	79,200	26,400
Non-Executive Officer Employee Group	3,194,950	53,221
      In addition, as set forth above under the heading “Compensation of Non-Employee Directors”, on the date of the initial public offering, we granted each non-employee director shares of our Class A Common Stock under our 2005 Plan with a value equal to their annual board and committee retainers (calculated based upon the initial public offering price of the shares)).
Equity Compensation Plan Information
      The following table contains certain information, as of December 31, 2005, about our equity compensation plans.

	(a)		(c)
	Number of		Number of Securities
	Securities to Be	(b)	Remaining Available for
	Issued Upon	Weighted-Average	Future Issuance Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category(1)	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	4,533,100	$18.31	2,220,853
Equity compensation plans not approved by security holders	—	—	—

Total	4,533,100	$18.31	2,220,853

(1)	This table does not include equity plans of Emdeon Corporation providing for options to purchase shares of Emdeon Common Stock and shares of Emdeon Restricted Stock. For information regarding those equity compensation plans, see Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to be WebMD’s independent auditor for the current fiscal year and, with the endorsement of the Board of Directors, recommends to stockholders that they ratify that appointment. Ernst & Young has served as our independent auditors since 2005 and as Emdeon’s independent auditors since 1995.
      Our Board of Directors unanimously recommends a vote “FOR” the approval of Proposal 3.
      Although stockholder approval of the Audit Committee’s appointment of Ernst & Young is not required by law, the Board of Directors believes that it is advisable and a matter of good corporate practice to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young.
      A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders. If the selection of Ernst & Young is ratified, the Audit Committee nevertheless retains the discretion to select different accounting firms in the future, should the Audit Committee then deem such selection to be in WebMD’s best interest and in the best interest of the stockholders. Any such selection need not be submitted to a vote of stockholders.
Services and Fees of Ernst & Young
      In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for 2005 and in connection with our initial public offering and to review our quarterly financial statements, we retained Ernst & Young to provide certain related services. The fees for Ernst & Young’s services to WebMD in 2005 were:

Type of Fees	Amount of Fees

Audit Fees	$2,060,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total Fees	$2,060,000

      The “audit fees” include: (a) fees billed for professional services (i) for the audit of the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, (ii) for the audit of the consolidated financial statements included in the IPO Registration Statement, and (iii) for review of the consolidated financial statements included in our Quarterly Report on Form 10-Q filed for the third quarter of 2005; and (b) fees billed for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements. These services were pre-approved by our Audit Committee or, if prior to our initial public offering, were pre-approved by the Audit Committee of Emdeon’s Board of Directors.
      Our Audit Committee has, as of the date of this Proxy Statement, decided to consider whether to pre-approve permissible non-audit services and fees on a case-by-case basis, rather than pursuant to a general policy, with the exception of acquisition-related due diligence engagements, which have been pre-approved by the Audit Committee and are subject to monitoring by the Chairman of the Audit Committee. To ensure prompt handling of unexpected matters, our Audit Committee has delegated to its Chairman the authority to pre-approve permissible non-audit services and fees and to amend or modify pre-approvals that have been granted by the entire Audit Committee. A report of any such actions taken by the Chairman is provided to the Audit Committee at the next Audit Committee meeting.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      We expect to hold our 2007 Annual Meeting of Stockholders on September 18, 2007. Proposals that stockholders intend to present at that meeting must be received by us not later than April 17, 2007 if they are to be eligible for consideration for possible inclusion in WebMD’s Proxy Statement and form of proxy relating to that meeting, unless the date of the meeting is changed to a later one, in which case such proposals must be received a reasonable time before a solicitation is made. In addition, our Bylaws establish an advance notice procedure with regard to director nominations and proposals by stockholders intended to be presented at an annual meeting, but not included in our Proxy Statement. For these nominations or other business to be properly brought before the 2007 Annual Meeting by a stockholder, the stockholder must provide written notice delivered to the Secretary of WebMD at least 90 days and not more than 120 days in advance of the anniversary of the 2006 Annual Meeting date, which notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing these matters. All notices of proposals by stockholders, whether or not intended to be included in our proxy materials, should be sent to: Secretary, WebMD Health Corp., 111 Eighth Avenue, New York, New York 10011. If a stockholder intends to submit a proposal at the next annual meeting of stockholders which is not intended for inclusion in the Proxy Statement relating to that meeting, notice from the stockholder in accordance with the requirements in our Bylaws must be received by us no later than June 14, 2007, unless the date of the meeting is changed, in which case we will announce any change in the date by which the notice must be received by us when we first announce the change in meeting date.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2005 accompanies this Proxy Statement.
      We make available free of charge at www.wbmd.com (in the “Investor Relations” section) copies of materials we file with, or furnish to, the SEC. You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.
MISCELLANEOUS
      Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than WebMD, we have relied upon information furnished by such person or contained in filings made by such person with the SEC.
      The material under the headings “Performance Graph,” “Report of the Audit Committee” (other than the description of the responsibilities of the Audit Committee in the first paragraph of that Report) and the “Report of the Compensation Committee” (other than the description of the responsibilities of the Compensation Committee in the first paragraph of that Report) shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Emdeon specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ANNEX A
WEBMD HEALTH CORP.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

AS AMENDED THROUGH AUGUST 1, 2006

A.	Purpose and Role
      1. General. The Audit Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) to oversee:

•	the accounting and financial reporting processes of the Corporation,

•	the audits of the Corporation’s financial statements, and

•	related matters, including administration of the Corporation’s Code of Business Conduct;
with such oversight responsibilities being delegated by the Board to the Committee to the full extent contemplated by the requirements applicable to audit committees of companies listed for quotation on The NASDAQ Global Market under applicable law and under the listing standards of The NASDAQ Stock Market.
      2. Oversight Role. The Committee’s role is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the Corporation’s registered public accounting firm is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or professional certification as to the Corporation’s financial statements or the registered public accounting firm’s work.
      3. Reporting Relationships; Retention Authority. The Corporation’s registered public accounting firm shall report directly to the Committee and the Committee shall have the sole authority to appoint and terminate the Corporation’s registered public accounting firm and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation. The Corporation’s internal audit function shall also report directly to the Committee. The Committee shall have the sole authority to appoint and terminate any outside parties retained by the Corporation to provide internal audit services and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation.

B.	Composition
      1. Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.
      2. Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable law, for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of audit committees of companies listed for quotation on The NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.
In addition, the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”) shall also apply:

•	each member of the Committee shall, in the judgment of the Board, meet the basic financial literacy requirements, under applicable law, for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•	each member of the Committee shall, in the judgment of the Board, meet the basic financial literacy requirements under applicable listing standards of the NASDAQ Stock Market for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•	each member of the Committee must not have participated in the preparation of the financial statements of the Corporation (or any subsidiary of the Corporation) at any time during the three years prior to appointment as a member of the Committee;

•	at least one member of the Committee shall, in the judgment of the Board, have previous employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities (which member may be the one who is also an “audit committee financial expert” under applicable rules promulgated by the Securities and Exchange Commission); and

•	at least one member of the Committee shall, in the judgment of the Board, be an “audit committee financial expert” under the applicable rules promulgated by the Securities and Exchange Commission.
In the event that the Board determines that a member ceases to meet the Qualification Requirements applicable to individual members, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements (or of there to be an “audit committee financial expert” or a Committee member meeting other qualifications required of one or more Committee members) shall not invalidate decisions made, or actions taken, by the Committee.
      3. Chairperson. A Chairperson of the Committee may be appointed by the Board or the Committee.
      4. Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled by the Board in accordance with the By-laws of the Corporation.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH AUGUST 1, 2006
ANNEX A – PAGE 2

C.	Operations
      1. Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.
      2. Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Committee members shall meet regularly: with appropriate representatives of the Corporation’s registered public accounting firm without any members of management present; with the Corporation’s head of internal audit without any other members of management present; and with appropriate representatives of any outside provider of co-sourced internal audit services without any members of management present. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.
      3. Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D.	Authority and Responsibilities Delegated to the Committee
      1. The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.
      2. The Committee shall review and discuss with corporate management and the Corporation’s registered public accounting firm:

•	the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution;

•	the audited financial results for the year and the proposed footnotes to the financial statements prior to filing or distribution, including disclosures of related party transactions;

•	other financial information to be included in the Corporation’s SEC filings, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section;

•	the “Report of Management on Internal Control Over Financial Reporting” and the registered public accounting firm’s attestation of the Report prior to filing or distribution;

•	all major accounting policy matters involved in the preparation of interim and annual financial reports and any deviations from prior practice; and

•	the application of significant accounting and auditing policies, including new pronouncements, to the Corporation’s financial reports.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH AUGUST 1, 2006
ANNEX A – PAGE 3

      3. In consultation with corporate management, the Corporation’s registered public accounting firm and the internal auditors, the Committee shall review the Corporation’s accounting procedures, internal controls, financial reporting processes and disclosure controls and procedures, and shall take such action with respect to any of those matters as the Committee may determine to be necessary or appropriate. The Committee shall annually obtain and review a report from the Corporation’s registered public accounting firm, which shall be delivered prior to and within 90 days of the filing of the audit report with the SEC, which sets forth:

•	all critical accounting policies and practices used by the Corporation,

•	all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm, and

•	other material written communications between the Corporation’s registered public accounting firm and management.
      4. The Committee shall oversee the work of the Corporation’s registered public accounting firm and evaluate their performance at least annually and shall receive and review:

•	a report by the Corporation’s registered public accounting firm describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	any other required reports from the registered public accounting firm.
      5. At least annually, the Committee shall consider the independence of the registered public accounting firm, including whether the provision by the firm of permitted non-audit services is compatible with independence, and obtain and review a report from, and discuss with, the registered public accounting firm describing all relationships between the auditor and the Corporation.
      6. The Committee shall pre-approve, to the extent required by applicable law, all audit engagements and any permitted non-audit engagements and the related fees and terms with the Corporation’s registered public accounting firm. The Committee may establish policies and procedures for the engagement of the Corporation’s registered public accounting firm to provide permitted non-audit services. The Committee shall review with management and the registered public accounting firm, at a time when the annual audit plan is being developed, the plan’s timing, scope, staffing, locations, foreseeable issues, priorities and procedures, and the engagement team.
      7. The Committee shall review with the Corporation’s registered public accounting firm, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations. The Committee shall oversee the resolution of any disagreements between corporate management and the registered public accounting firm. The Committee shall discuss with the registered public accounting firm those matters required to be communicated to audit committees by the registered public accounting firm in accordance with law and with professional standards applicable to the registered public accounting firm.
      8. The Committee shall recommend to the Board, based on the reviews performed by the Committee, whether the annual financial statements should be included in the Annual Report on Form 10-K.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH AUGUST 1, 2006
ANNEX A – PAGE 4

      9. The Committee shall oversee the Corporation’s internal auditing program, shall receive regular reports from the Corporation’s internal auditors regarding the results of their procedures and shall receive corporate management’s response and follow-up to those reports. The Committee shall evaluate the Corporation’s internal auditors, including any outside parties retained by the Corporation to provide internal audit services.
      10. The Committee shall review the Corporation’s policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory developments which could materially impact the Corporation’s contingent liabilities and risks.
      11. The Committee shall review and monitor any programs or procedures that the Corporation has instituted to correct any control deficiencies noted by the Corporation’s registered public accounting firm or the internal auditors in their reviews.
      12. The Committee shall oversee and confirm the rotation, in accordance with applicable law, of the lead audit partner of the Corporation’s registered public accounting firm.
      13. The Committee shall establish policies with respect to hiring by the Corporation of current or former employees of the Corporation’s registered public accounting firm.
      14. The Committee shall administer the Corporation’s Code of Business Conduct in accordance with its terms, shall construe all terms, provisions, conditions and limitations of the Code and shall make factual determinations required for the administration of the Code and, in connection with such administration shall:

•	establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and

•	review with management proposed related party transactions (as such term is used in Item 404 of SEC Regulation S-K) and approve any such transactions the Committee determines to be appropriate for the Corporation to enter into.
The Chairperson of the Committee shall serve on the Governance & Compliance Committee of the Board and, through such service by the Chairperson, the Committee shall coordinate with the Governance & Compliance Committee on matters relating to the Corporation’s compliance programs, implementation of the Code of Business Conduct, corporate governance and such other matters as the Committee may determine to be appropriate.
      15. The Committee shall annually prepare a report to stockholders as required to be included in the Corporation’s annual proxy statement filed with the Securities and Exchange Commission.
      16. The Chairperson of the Committee shall coordinate with the Chairperson of the Audit Committee of Emdeon Corporation (the “Emdeon Committee”) on matters for which oversight is provided by both committees and the Committee is authorized to hold joint meetings with the Emdeon Committee to the extent the Chairperson of the Committee deems it to be appropriate.
      The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH AUGUST 1, 2006
ANNEX A – PAGE 5

hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.
      The Committee shall have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate, to the full extent permitted under applicable law and applicable listing standards of The NASDAQ Stock Market; provided, however, that any decision made pursuant to the foregoing delegation of authority with respect to the Committee authority under Paragraph 6 of this Section D shall be presented to the Committee at its next regularly-scheduled meeting. In addition, the Committee shall have the power to delegate its authority to other members of the Board who meet the Independence Requirements as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority to such other members of the Board under Paragraphs 1 through 8 or Paragraph 15 of this Section D. The Committee shall have the power to delegate its authority under Paragraph 14 of this Section D with respect to administration of the Corporation’s Code of Business Conduct to the General Counsel of the Corporation, except with respect to the authority to amend the Code and to grant waivers to the Corporation’s directors, executive officers and senior financial officers.
      The Committee shall have the power to conduct or authorize investigations into any matters within the scope of its responsibilities. The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER –
AS AMENDED THROUGH AUGUST 1, 2006
ANNEX A – PAGE 6

ANNEX B
WEBMD HEALTH CORP.
AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER

AS AMENDED THROUGH AUGUST 1, 2006

A.	Purpose
      1. General. The Compensation Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) to determine the compensation arrangements of the executive officers of the Corporation, to assist the Board in providing oversight of the compensation programs applicable to other employees of the Corporation and to provide assistance and recommendations to the Board with respect to various other aspects of the Corporation’s compensation policies and practices and related matters.
      2. Equity Compensation Plans. The Committee has the authority under the Corporation’s existing equity compensation plans (and shall have the authority under any future equity compensation plans that so provide) to make awards in any form permitted under the respective plans.

B.	Composition
      1. Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.
      2. Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable law, for members of compensation committees of companies listed for quotation on the NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of compensation committees of companies listed for quotation on the NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.
In addition, each member shall, in the judgment of the Board, also meet the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”):

•	being “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended); and

•	being “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) (“Section 162(m)”).
In the event that the Board determines that a member ceases to meet the Qualification Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements shall not invalidate decisions made, or actions taken, by the Committee.
      3. Chairperson. A Chairperson of the Committee may be appointed by the Board or the Committee.

      4. Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C.	Operations
      1. Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least twice per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.
      2. Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Chief Executive Officer of the Corporation may not be present during voting or deliberations with respect to his or her own compensation arrangements. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.
      3. Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D.	Authority and Responsibilities Delegated to the Committee
      1. The Committee shall review and approve compensation arrangements for the Corporation’s Chief Executive Officer and other executive officers and shall have the authority to make any determinations and take any actions it determines to be necessary or appropriate in administering any such compensation arrangements.
      2. The Committee shall provide general oversight with respect to compensation policies relating to the Corporation’s other officers and employees and make recommendations to the Board for any changes to such policies that the Committee determines to be necessary or appropriate.
      3. The Committee shall review and approve compensation arrangements for non-employee directors in their capacity as directors and members of the standing committees of the Board. The Committee shall review and approve compensation arrangements for any non-employee directors who provide services to the Corporation other than in their capacity as directors.
      4. The Committee shall evaluate the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives.
      5. The Committee shall assist the Board and the Governance & Compliance Committee of the Board in overseeing the development of executive succession plans.
      6. The Committee shall administer the Corporation’s equity compensation plans and such other compensation plans as the Board may determine (the “Plans”) in accordance with their terms, shall construe all terms, provisions, conditions and limitations of the Plans and shall make factual determinations required for the administration of the Plans.
AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER –
AS AMENDED THROUGH AUGUST 1, 2006
ANNEX B – PAGE 2

      7. The Committee shall have, to full extent permitted by applicable law, the Certification of Incorporation of the Corporation, the By-laws of the Corporation and the listing standards of The NASDAQ Stock Market applicable to the Corporation, all of the power and authority of the Board with respect to the adoption and amendment of Plans.
      8. The Committee shall review the Plans from time to time, as it deems appropriate, and may recommend to the Board any changes in such Plans that the Committee determines to be necessary or appropriate or, to the full extent permitted by Paragraph 7 of this Section D, use the authority delegated to the Committee by the Board to approve any such changes it determines to be necessary or appropriate.
      9. The Committee shall oversee the Corporation’s policies on structuring compensation for executive officers to preserve tax deductibility and, as and when required, establish and certify the attainment of performance goals pursuant to Section 162(m).
      10. The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.
      11. The Chairperson of the Committee shall serve on the Governance & Compliance Committee of the Board and, through such service by the Chairperson, the Committee shall coordinate with the Governance & Compliance Committee on matters relating to the Corporation’s compliance programs, senior executive recruitment and management development, corporate governance and such other matters as the Committee may determine to be appropriate.
      12. The Committee shall produce a report on executive compensation as required to be included in the Corporation’s annual proxy statement filed with the Securities and Exchange Commission.
      13. The Chairperson of the Committee shall coordinate with the Chairperson of the Compensation Committee of Emdeon Corporation (the “Emdeon Committee”) on matters for which oversight is provided by both committees and the Committee is authorized to hold joint meetings with the Emdeon Committee to the extent the Chairperson of the Committee deems it to be appropriate.
      The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.
      The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate. In addition, the Committee shall have the power to delegate its authority to other members of the Board and to members of management as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority under Paragraphs 1, 3, 4, 6, 7 and 9 of this Section D.
      The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.
AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER –
AS AMENDED THROUGH AUGUST 1, 2006
ANNEX B – PAGE 3

ANNEX C
WEBMD HEALTH CORP.
AMENDED AND RESTATED NOMINATING COMMITTEE CHARTER

AS AMENDED THROUGH AUGUST 1, 2006

A.	Purpose
      1. General. The Nominating Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) to assist the Board by actively identifying individuals qualified to become Board members and making recommendations to the Board regarding (a) the persons to be nominated by the Board for election as director at each annual meeting of stockholders, (b) appointments of directors to fill vacancies occurring between annual meetings and (c) appointments of directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings.
      2. Diversity. The Board believes that diversity is a critical attribute of a well-functioning board. It is the responsibility of the Nominating Committee to seek qualified candidates to fill vacancies on the Board that contribute distinctive and useful perspectives to governance that best serves the interests of the Company and its stockholders. The Committee shall advise the Board on matters of diversity, including gender, race, culture, thought and geography, and recommend, as necessary, procedures for achieving diversity of viewpoint, background, skills, types of experience, and areas of expertise on the Board.

B.	Composition
      1. Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.
      2. Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable law, for members of nominating committees of companies listed for quotation on the NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of nominating committees of companies listed for quotation on the NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.
In the event that the Board determines that a member ceases to meet the Independence Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Independence Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Independence Requirements shall not invalidate decisions made, or actions taken, by the Committee.
      3. Chairperson. A Chairperson of the Committee may be appointed by the Board or the Committee.
      4. Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C.	Operations
      1. Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least once per year in advance of the Board’s nomination of directors for election at the Corporation’s annual meeting. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.
      2. Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.
      3. Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D.	Authority and Responsibilities Delegated to the Committee
      1. The Committee shall establish and review with the Board the qualifications and characteristics that it determines should be sought with respect to individual Board members and the Board as a whole and shall review with the Board any changes thereto that it may, from time to time, determine to be appropriate. These qualifications and characteristics shall be designed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.
      2. The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval. This assessment shall include a review of procedures developed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.
      3. In order to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity, the Committee shall develop director search processes that identify qualified Board candidates both in the corporate environment as well as other enterprises, such as government, academia, private enterprise, complex non-profit organizations, and professions that serve them, such as accounting, human resources, and legal services. The search process will be designed so that candidates are not systematically eliminated from the search process due solely to background or organizational affiliation and so that each director search affirmatively seeks to include candidates with diverse backgrounds and skills.
      4. The Committee shall, in accordance with (a) the policies and principles set forth in this Charter and (b) the relevant requirements of applicable law and requirements applicable to companies listed for quotation on the NASDAQ Global Market, identify and recommend to the Board

i. the persons to be nominated by the Board for election as director at each annual meeting of stockholders,

ii. persons to be appointed as directors to fill vacancies occurring between annual meetings, and

iii. persons to be appointed as directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings.
AMENDED AND RESTATED NOMINATING COMMITTEE CHARTER –
AS AMENDED THROUGH AUGUST 1, 2006
ANNEX C – PAGE 2

      5. The Committee shall review candidates for the Board recommended by stockholders pursuant to policies and procedures established by the Committee from time to time.
      6. The Committee shall consider whether to recommend to the Board increases or decreases in the size of the Board. The Committee shall consider whether to recommend to the Board (a) changes in the Board committee assignments of existing directors, (b) committee assignments for new directors and (c) the formation of additional Board committees.
      7. The Chairperson of the Committee shall serve on the Governance & Compliance Committee of the Board and, through such service by the Chairperson, the Committee shall coordinate with the Governance & Compliance Committee on matters relating to the Corporation’s corporate governance and such other matters as the Committee may determine to be appropriate.
      8. The Chairperson of the Committee shall coordinate with the Chairperson of the Nominating Committee of Emdeon Corporation (the “Emdeon Committee”) on matters for which oversight is provided by both committees and the Committee is authorized to hold joint meetings with the Emdeon Committee to the extent the Chairperson of the Committee deems it to be appropriate.
      The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter, including the objectives set forth in Section A.2 of this Charter with respect to diversity, or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.
      The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee, as it deems appropriate.
      The Committee shall have the power to retain search firms or other advisors to identify director candidates. The Committee may also retain counsel or other advisors, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such search firms, advisors or counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.
AMENDED AND RESTATED NOMINATING COMMITTEE CHARTER –
AS AMENDED THROUGH AUGUST 1, 2006
ANNEX C – PAGE 3

ANNEX D
WEBMD HEALTH CORP.
AMENDED AND RESTATED GOVERNANCE & COMPLIANCE COMMITTEE CHARTER

AS AMENDED THROUGH AUGUST 1, 2006

A.	Purpose; Membership
      1. Purpose. The Governance & Compliance Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”): (a) to evaluate and make recommendations to the Board regarding matters relating to the governance of the Corporation; (b) to assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs, and to provide additional oversight of those compliance programs; and (c) to provide oversight of senior executive recruitment and management development.
      2. Membership. The Committee shall consist of the Chairpersons of the Board’s Nominating Committee, Compensation Committee and Audit Committee. Unless otherwise determined by the Committee, the Chairperson of the Nominating Committee shall serve as the Chairperson of the Committee. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board as Chairpersons of the Nominating, Compensation or Audit Committee, as the case may be.

B.	Operations
      1. Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year, one of which meetings shall be held in advance of the Board’s determination regarding proposals to be included in the Proxy Statement for the Annual Meeting of Stockholders.
      2. Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.
      3. Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

C.	Authority and Responsibilities Delegated to the Committee
      1. The Committee shall evaluate and make recommendations to the Board regarding (a) the governance of the Corporation; (b) Board procedures; and (c) related matters. Recommendations may include possible changes to the Corporation’s Certificate of Incorporation, By-laws, Board committee charters and other relevant constitutive documents, policy statements or similar materials.
      2. The Committee shall evaluate and make recommendations to the Board regarding any proposals for which a stockholder has provided required notice that such stockholder intends to make at the Annual

Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in the Corporation’s proxy statement.
      3. The Committee may, if it deems it appropriate to do so, develop and present to the Board for its adoption a set of “Corporate Governance Guidelines,” which shall set forth guidelines in areas such as the function and operations of the Board and its committees.
      4. The Committee shall assess the adequacy of this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.
      5. The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, be responsible for making any required determinations regarding the independence of the members of the Board.
      6. The Committee shall assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs, and shall provide additional oversight of those compliance programs and related matters.
      7. The Committee shall provide oversight with respect to matters relating to recruitment of senior executives of the Corporation and development of management talent.
      8. The Chairperson of the Committee shall coordinate with the Chairperson of the Governance & Compliance Committee of Emdeon Corporation (the “Emdeon Committee”) on matters for which oversight is provided by both committees and the Committee is authorized to hold joint meetings with the Emdeon Committee to the extent the Chairperson of the Committee deems it to be appropriate.
      The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.
      The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate.
      The Committee shall have the power to retain counsel or other advisors, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such advisors or counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.
AMENDED AND RESTATED GOVERNANCE & COMPLIANCE COMMITTEE CHARTER –
AS AMENDED THROUGH AUGUST 1, 2006
ANNEX D – PAGE 2

ANNEX E
WEBMD HEALTH CORP.
2005 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE JULY 27, 2006)

ARTICLE 1
PURPOSE
      1.1 General. The purpose of the WebMD Health Corp. 2005 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”) is to promote the success, and enhance the value, of WebMD Health Corp., a Delaware Corporation (the “Corporation”), by linking the personal interests of its employees, officers, directors and consultants to those of Corporation shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract and retain the services of employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of the Corporation’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees and officers, directors and consultants.
ARTICLE 2
EFFECTIVE DATE
      2.1 Effective Date. The Plan became effective on the date upon which it was approved by the Board and the shareholders of the Corporation, which was September 26, 2005 (the “Effective Date”). The effective date of the amendment and restatement of the Plan is July 27, 2006 (the “Amendment and Restatement Date”).
ARTICLE 3
DEFINITIONS
      3.1 Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence and is not otherwise defined in the Plan, the word or phrase shall generally be given the meaning ascribed to it in this Section. The following words and phrases shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c) “Affiliate” means any Parent or Subsidiary and any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Corporation.

(d) “Amendment and Restatement Date” has the meaning specified in Section 2.1.

(e) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(f) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(g) “Board” means the Board of Directors of the Corporation.

(h) “Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Corporation or an affiliated company, provided, however, that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Corporation, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation.

(i) “Change of Control” means and includes the occurrence of any one of the following events:

(i) individuals who, at the effective date of the Initial Public Offering, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”)) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change of Control of the Corporation by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 50% or more of the outstanding Corporation Voting Securities, (B) an acquisition by the Corporation which reduces the number of Corporation Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 50% of the outstanding Corporation Voting Securities, provided that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increase the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change of Control of the Corporation shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Parent or Subsidiary, (D) an acquisition by an underwriter
2005 LONG-TERM INCENTIVE PLAN –
AS AMENDED AND RESTATED EFFECTIVE JULY 27, 2006
ANNEX E — PAGE 2

temporarily holding securities pursuant to an offering of such securities or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Corporation’s assets to an entity that is not an affiliate of the Corporation (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Corporation (in either case, the “Surviving Corporation”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Corporation Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Corporation, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Corporation Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

provided, however, that in no event shall a Change of Control be deemed to have occurred so long as Emdeon Corporation directly or indirectly beneficially owns at least 50% of the voting power represented by the securities of the Corporation entitled to vote generally in the election of the Corporation’s directors; and provided further, however, that under no circumstances shall a split-off, spin-off, stock dividend or similar transaction as a result of which the voting securities of the Corporation are distributed to shareholders of Emdeon Corporation or its successors constitute a Change of Control.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, and payment or settlement of such Award is to be accelerated in connection with an event that would otherwise constitute a Change of Control, no event set forth in clause (i), (ii) or (iii) will constitute a Change of Control for purposes of the Plan and any Award Agreement unless such event also constitutes a “change in the ownership”, “change in the effective control” or “change in the ownership of a substantial portion of the assets” of the Corporation as defined under Section 409A of the Code and the Treasury guidance promulgated thereunder.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
2005 LONG-TERM INCENTIVE PLAN –
AS AMENDED AND RESTATED EFFECTIVE JULY 27, 2006
ANNEX E — PAGE 3

(k) “Committee” means, subject to the last sentence of Section 4.1, the committee of the Board described in Article 4.

(l) “Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code, provided that no employee shall be a Covered Employee until the deduction limitations of Section 162(m) of the Code are applicable to the Corporation and any reliance period under Treasury Regulation Section 1.162-27(f) has expired.

(m) “Disability” has the meaning ascribed under the long-term disability plan applicable to the Participant. Notwithstanding the above, (i) with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and (ii) to the extent an Award is subject to Section 409A of the Code, and payment or settlement of the Award is to be accelerated solely as a result of the Participant’s Disability, Disability shall have the meaning ascribed thereto under Section 409A of the Code and the Treasury guidance promulgated thereunder.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(o) “Effective Date” has the meaning assigned such term in Section 2.1.

(p) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable. With respect to awards granted on the effective date of the Corporation’s Initial Public Offering, Fair Market Value shall mean the price at which the Stock is initially offered in the Initial Public Offering.

(q) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(r) “Initial Public Offering” means the underwritten initial public offering of equity securities of the Corporation pursuant to an effective registration statement under the 1933 Act.

(s) “Non-Employee Director” means a member of the Board who is not an employee of the Corporation or any Parent or Affiliate.

(t) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(u) “Option” means a right granted to a Participant under Article 7 to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(v) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(w) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(x) “Participant” means a person who, as an employee, officer, consultant or director of the Corporation or any Parent, Subsidiary or Affiliate, has been granted an Award under the Plan.
2005 LONG-TERM INCENTIVE PLAN –
AS AMENDED AND RESTATED EFFECTIVE JULY 27, 2006
ANNEX E — PAGE 4

(y) “Performance Share” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(z) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(aa) “Stock” means the $.01 par value Class A common stock of the Corporation and such other securities of the Corporation as may be substituted for Stock pursuant to Article 15.

(bb) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(cc) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting equity securities or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(dd) “Emdeon Corporation” means Emdeon Corporation, a Delaware corporation.
ARTICLE 4
ADMINISTRATION
      4.1 Committee. The Plan shall be administered by a committee (the “Committee”) appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Section 162(m) of the Code) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Section 162(m) of the Code and such relief is sought by the Corporation, Section 162(m) of the Code, respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. Notwithstanding the foregoing, (i) initial Awards granted to Participants in connection with the Initial Public Offering may be determined, and (ii) to the extent determined by the Board, following the Initial Public Offering the Plan may be administered, by the compensation committee of the board of directors of Emdeon Corporation and all references to such Committee in the Plan shall be deemed to refer to such Committee for so long as it serves as the Plan administrator.
      4.2 Action by the Committee. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report
2005 LONG-TERM INCENTIVE PLAN –
AS AMENDED AND RESTATED EFFECTIVE JULY 27, 2006
ANNEX E — PAGE 5

or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Affiliate, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.
      4.3 Authority of Committee. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, grant price or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant or amend any Award Agreement;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k) Amend the Plan as provided herein.

Notwithstanding the foregoing authority, except as provided in or pursuant to Article 15, the Committee shall not authorize, generally or in specific cases only, for the benefit of any Participant, any adjustment in the exercise price of an Option or the base price of a Stock Appreciation Right, or in the number of shares subject to an Option or Stock Appreciation Right granted hereunder by (i) cancellation of an outstanding Option or Stock Appreciation Right and a subsequent regranting of an Option or Stock Appreciation Right, (ii) amendment to an outstanding Option or Stock Appreciation Right, (iii) substitution of an outstanding Option or Stock Appreciation Right or (iv) any other action that would be deemed to constitute a repricing of such an Award under applicable law, in each case, without prior approval of the Corporation’s stockholders.
      4.4 Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Board or the Committee may, from time to time, delegate some or all of its authority under the Plan
2005 LONG-TERM INCENTIVE PLAN –
AS AMENDED AND RESTATED EFFECTIVE JULY 27, 2006
ANNEX E — PAGE 6

to a subcommittee or subcommittees thereof or to one or more directors or executive officers of the Corporation as it deems appropriate under such conditions or limitations as it may set at the time of such delegation or thereafter, except that neither the Board nor the Committee may delegate its authority pursuant to Article 16 to amend the Plan. For purposes of the Plan, references to the Committee shall be deemed to refer to any subcommittee, subcommittees, directors or executive officers to whom the Board or the Committee delegates authority pursuant to this Section 4.4.
      4.5 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
      5.1 Number of Shares. Subject to adjustment as provided in Article 15, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 7,150,000 shares (the “Maximum Number”). Not more than the Maximum Number of shares of Stock shall be granted in the form of Incentive Stock Options.
      5.2 Lapsed Awards. To the fullest extent permissible under Rule 16b-3 under the 1934 Act and Section 422 of the Code and any other applicable laws, rules and regulations, (i) if an Award is canceled, terminates, expires, is forfeited or lapses for any reason without having been exercised or settled, any shares of Stock subject to the Award will be added back into the Maximum Number and will again be available for the grant of an Award under the Plan and (ii) shares of Stock subject to SARs or other Awards settled in cash and the number of shares of Stock tendered or withheld to satisfy a Participant’s tax withholding obligations shall be added back into the Maximum Number and will be available for the grant of an Award under the Plan.
      5.3 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
      5.4 Limitation on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 412,500 (all of which may be granted as Incentive Stock Options); provided, however, that in connection with his or her initial employment with the Corporation, a Participant may be granted Options or SARs with respect to up to an additional 412,500 shares of Stock (all of which may be granted as Incentive Stock Options), which shall not count against the foregoing annual limit. The maximum Fair Market Value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $5,000,000. The maximum number of shares of Stock that may be subject to one or more Performance Share Awards (or used to provide a basis of measurement for or to determine the value of Performance Share Awards) in any one calendar year to any one participant (determined on the date of payment of settlement) shall be 412,500.
2005 LONG-TERM INCENTIVE PLAN –
AS AMENDED AND RESTATED EFFECTIVE JULY 27, 2006
ANNEX E — PAGE 7

ARTICLE 6
ELIGIBILITY
      6.1 General. Awards may be granted only to individuals who are employees, officers, directors or consultants of the Corporation or a Parent or an Affiliate. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Section 162(m) of the Code.
ARTICLE 7
STOCK OPTIONS
      7.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee at the time of the grant but in no event shall the exercise price be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e) and 7.3. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

(c) Payment. Unless otherwise determined by the Committee, the exercise price of an Option may be paid (i) in cash, (ii) by actual delivery or attestation to ownership of freely transferable shares of stock already owned; provided, however, that to the extent required by applicable accounting rules, such shares shall have been held by the Participant for at least six months, (iii) by a combination of cash and shares of Stock equal in value to the exercise price or (iv) by such other means as the Committee, in its discretion, may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, an Option may also be exercised through a “cashless exercise” procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Corporation together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions not inconsistent with the Plan as may be specified by the Committee.

(e) Exercise Term. In no event may any Option be exercisable for more than ten years from the date of its grant.
      7.2 Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock
2005 LONG-TERM INCENTIVE PLAN –
AS AMENDED AND RESTATED EFFECTIVE JULY 27, 2006
ANNEX E — PAGE 8

Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Corporation for Cause, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.
      Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(b) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(c) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Affiliate unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

(d) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or any Parent or Affiliate but only in that individual’s position as an employee and not as a director.
2005 LONG-TERM INCENTIVE PLAN –
AS AMENDED AND RESTATED EFFECTIVE JULY 27, 2006
ANNEX E — PAGE 9

      7.3 Options Granted to Non-employee Directors. Notwithstanding the foregoing, Options granted to Non-Employee Directors under this Article 7 shall be subject to the following additional terms and conditions:

(a) Lapse of Option. An Option granted to a Non-Employee Director under this Article 7 shall lapse under the earliest of the following circumstances:

(1) The Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) If the Participant ceases to serve as a member of the Board for any reason other than as provided in the proviso to this paragraph (2) or in paragraph (3) below, the Option shall lapse, unless it is previously exercised, (A) in the case of Option grants made to Non-Employee Directors after January 27, 2006, three years after the Participant’s termination as a member of the Board and (B) in the case of Option grants made to Non-Employee Directors on or prior to January 27, 2006, on the later of (x) 5 1/2 months following the Participant’s termination as a member of the Board of Directors or (y) December 31 of the year in which such termination of service occurs; provided, however, that if the Participant is removed for cause (determined in accordance with the Corporation’s bylaws, as amended from time to time), the Option shall (to the extent not previously exercised) lapse immediately.

(3) If the Participant ceases to serve as a member of the Board by reason of his Disability or death, the Option shall lapse, unless it is previously exercised, (A) in the case of Option grants made to Non-Employee Directors after January 27, 2006, three years after the Participant’s termination as a member of the Board and (B) in the case of Option grants made to Non-Employee Directors on or prior to January 27, 2006, 14 1/2 months following the Participant’s termination as a member of the Board of Directors. If the Participant dies during the post termination exercise period specified above in paragraph (2) or in paragraph (3) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5

If a Participant exercises Options after termination of his service on the Board, he may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of his service on the Board. Such exercise otherwise shall be subject to the terms and conditions of this Article 7.

(b) Acceleration Upon Change of Control. Notwithstanding Section 7.1(b), in the event of a Change of Control, each Option granted to a Non-Employee Director under this Article 7 that is then outstanding immediately prior to such Change of Control shall become immediately vested and exercisable in full on the date of such Change of Control.
2005 LONG-TERM INCENTIVE PLAN –
AS AMENDED AND RESTATED EFFECTIVE JULY 27, 2006
ANNEX E — PAGE 10

ARTICLE 8
STOCK APPRECIATION RIGHTS
      8.1 Grant of Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.
ARTICLE 9
PERFORMANCE SHARES
      9.1 Grant of Performance Shares. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant, subject to Section 5.4. All Awards of Performance Shares shall be evidenced by an Award Agreement.
      9.2 Right to Payment. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.
      9.3 Other Terms. Performance Shares may be payable in cash, Stock or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.
ARTICLE 10
RESTRICTED STOCK AWARDS
      10.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.
      10.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions
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may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
      10.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
      10.4 Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.
ARTICLE 11
DIVIDEND EQUIVALENTS
      11.1 Grant of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments (in cash, Stock or other property) equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued, or be deemed to have been reinvested in additional shares of Stock or otherwise reinvested.
ARTICLE 12
OTHER STOCK-BASED AWARDS
      12.1 Grant of Other Stock-based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, stock units, phantom stock and other Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.
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ARTICLE 13
ANNUAL AWARDS TO NON-EMPLOYEE DIRECTORS
      13.1 Grant of Options. Each Non-Employee Director who is serving in such capacity as of January 1 of each year that the Plan is in effect shall be granted a Non-Qualified Option to purchase 13,200 shares of Stock, subject to adjustment as provided in Article 15. In addition, each Non-Employee Director who is serving in such capacity as of the effective date of the Initial Public Offering shall be granted a Non-Qualified Stock Option to purchase 13,200 shares of Stock on such date. Each such date that Options are to be granted under this Article 13 is referred to hereinafter as a “Grant Date”. In addition, the Committee may, in its sole discretion, permit or require each Non-Employee Director to receive all or any portion of his or her compensation for services as a director in the form of an Award under the Plan with such term and conditions as may be determined by the Board in its sole discretion.
      If on any Grant Date, shares of Stock are not available under the Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an Option (a “Reduced Grant”) to purchase shares of Stock in an amount equal to the number of shares of Stock then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.
      If a Reduced Grant has been made and, thereafter, during the term of the Plan, additional shares of Stock become available for grant, then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Stock become available (a “Continuing Non-Employee Director”) shall receive an additional Option to purchase shares of Stock. The number of newly available shares shall be divided equally among the Options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Stock subject to a Continuing Non-Employee Director’s additional Option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Grant Date shall not exceed 13,200 shares (subject to adjustment pursuant to Article 15). If more than one Reduced Grant has been made, available Options shall be granted beginning with the earliest such Grant Date.
      13.2 Option Price. The option price for each Option granted under this Article 13 shall be the Fair Market Value on the date of grant of the Option.
      13.3 Term. Each Option granted under this Article 13 shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the Option, unless earlier terminated as provided in Section 13.4.
      13.4 Lapse of Option. An Option granted under this Article 13 shall not automatically lapse by reason of the Participant ceasing to qualify as a Non-Employee Director but remaining as a member of the Board. An Option granted under this Article 13 shall lapse under the earliest of the following circumstances:

(1) The Option shall lapse ten years after it is granted.

(2) If the Participant ceases to serve as a member of the Board for any reason other than as provided in the proviso to this paragraph (2) or paragraph (3) below, the Option shall lapse, unless it is previously exercised, (A) in the case of Option grants made to Non-Employee Directors after January 27, 2006, three years after the Participant’s termination as a member of the Board and (B) in the case of Option grants made to Non-Employee Directors on or prior to January 27, 2006, on the later of (x) 5 1/2 months following the Participant’s termination as a member of the Board of Directors
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or (y) December 31 of the year in which such termination of service occurs; provided, however, that if the Participant is removed for cause (determined in accordance with the Corporation’s bylaws, as amended from time to time), the Option shall (to the extent not previously exercised) lapse immediately.

(3) If the Participant ceases to serve as a member of the Board by reason of his Disability or death, the Option shall lapse, unless it is previously exercised, (A) in the case of Option grants made to Non-Employee Directors after January 27, 2006, three years after the Participant’s termination as a member of the Board and (B) in the case of Option grants made to Non-Employee Directors on or prior to January 27, 2006, 14 1/2 months following the Participant’s termination as a member of the Board of Directors.

(4) If the Participant dies during the post termination exercise period specified above in paragraph (2) or in paragraph (3) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

      If a Participant exercises Options after termination of his or her service on the Board, he or she may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of his service on the Board. Such exercise otherwise shall be subject to the terms and conditions of this Article 13.
      13.5 Cancellation of Options. Upon a Participant’s termination of service for any reason other than death or Disability, all Options that have not vested in accordance with the Plan shall be cancelled immediately.
      13.6 Exercisability. Subject to Section 13.7, each Option grant under this Article 13 shall be exercisable as to twenty-five percent (25%) of the Option shares on each of the first, second, third and fourth anniversaries of the Grant Date, such that the Options will be fully exercisable after four years from the Grant Date.
      13.7 Acceleration Upon Change of Control. Notwithstanding Section 13.6, in the event of a Change of Control, each Option granted under this Article 13 that is then outstanding immediately prior to such Change of Control shall become immediately exercisable in full on the date of such Change in Control.
      13.8 Termination of Article 13. No Options shall be granted under this Article 13 after January 1, 2015.
      13.9 Non-exclusivity. Nothing in this Article 13 shall prohibit the Committee from making discretionary Awards to Non-Employee Directors pursuant to the other provisions of the Plan before or after January 1, 2015. Options granted pursuant to this Article 13 shall be governed by the provisions of this Article 13 and by other provisions of the Plan to the extent not inconsistent with the provisions of this Article 13.
ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS
      14.1 Stand-alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, (subject to the last sentence of Section 4.3) or in substitution for, any other Award granted under the Plan. If an Award is
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granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
      14.2 Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(c) applies, five years from the date of its grant).
      14.3 Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including, without limitation, cash, Stock, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.
      14.4 Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered or hypothecated to or in favor of any party other than the Corporation or a Parent or Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation or other adverse tax consequences, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable Awards.
      14.5 Beneficiaries. Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and such Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee.
      14.6 Stock Certificates. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
      14.7 Acceleration Upon Death or Disability. Unless otherwise set forth in an Award Agreement, upon the Participant’s death or Disability during his employment or service as a director, all outstanding Options, Stock Appreciation Rights, Restricted Stock Awards and other Awards in the nature of rights
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that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.
      14.8 Acceleration of Vesting and Lapse of Restrictions. Subject to Sections 7.3(b) and 13.7, the Committee may, in its sole discretion, at any time (including, without limitation, prior to, coincident with or subsequent to a Change of Control) determine that (a) all or a portion of a Participant’s Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or (b) all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare; provided, however, that, with respect to Awards that are subject to Section 409A of the Code, the Committee shall not have the authority to accelerate or postpone the timing of payment or settlement of an Award in a manner that would cause such Award to become subject to the interest and penalty provisions under Section 409A of the Code. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8. All Awards made to Non-Employee Directors shall become fully vested and, in the case of Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised, fully exercisable in the event of the occurrence of a Change of Control as of the date of such Change of Control.
      14.9 Other Adjustments. If (i) an Award is accelerated under Sections 7.3(b), 13.7 and/or 14.8 or (ii) a Change of Control occurs (regardless or whether acceleration under Sections 7.3(b), 13.7 and/or 14.8 occurs), the Committee may, in its sole discretion, provide (a) that the Award will expire after a designated period of time after such acceleration or Change of Control, as applicable, to the extent not then exercised, (b) that the Award will be settled in cash rather than Stock, (c) that the Award will be assumed by another party to a transaction giving rise to the acceleration or a party to the Change of Control, (d) that the Award will otherwise be equitably converted or adjusted in connection with such transaction or Change of Control, or (e) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated; provided, however, that, with respect to Awards that are subject to Section 409A of the Code, the Committee shall not have the authority to accelerate or postpone the timing of payment or settlement of an Award in a manner that would cause such Award to become subject to the interest and penalty provisions under Section 409A of the Code.
      14.10 Performance Goals. In order to preserve the deductibility of an Award under Section 162(m) of the Code, the Committee may determine that any Award granted pursuant to this Plan to a Participant that is or is expected to become a Covered Employee shall be determined solely on the basis of (a) the achievement by the Corporation or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation’s stock price, (c) the Corporation’s total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Corporation or a Parent or Subsidiary, or a business unit of any such entity, of a specified target, or target growth in, net income, revenues, earnings per share, earnings before income and taxes, and earnings before income, taxes, depreciation and amortization, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Section 162(m) of the Code or the regulations thereunder), and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with
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performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.
      14.11 Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Affiliate to the Corporation, or transfers from one Parent or Affiliate to another Parent or Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a split-off, spin-off, sale or other disposition of the Participant’s employer from the Corporation or any Parent or Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a Parent or Affiliate for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.
      14.12 Loan Provisions. Subject to applicable laws, rules and regulations, including, without limitation, Section 402 of the Sarbanes-Oxley Act of 2002, with the consent of the Committee, the Corporation may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option granted under this Plan and/or with respect to the payment of the purchase price, if any, of any Award granted hereunder and/or with respect to the payment by the Participant of any or all federal and/or state income taxes due on account of the granting or exercise of any Award hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan(s), including the interest rate to be charged in respect of any such loan(s), whether the loan(s) are to be made with or without recourse against the borrower, the collateral or other security, if any, securing the repayment of the loan(s), the terms on which the loan(s) are to be repaid and the conditions, if any, under which the loan(s) may be forgiven.
ARTICLE 15
CHANGES IN CAPITAL STRUCTURE
      15.1 General. Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Stock (whether in the form of securities or property), (d) any exchange of Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Stock, or (e) a sale of all or substantially all the business or assets of the Corporation as an entirety, then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(i) proportionately adjust any or all of (A) the number and type of shares of Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, or (E) the performance standards applicable to any outstanding Awards, or
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(ii) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the Stock upon or in respect of such event.
      The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.
      In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (i) above shall nevertheless be made.
ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION
      16.1 Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan; provided, however, that the Board or the Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.
      16.2 Awards Previously Granted. At any time and from time to time, but subject to Section 4.3, the Committee may amend, modify or terminate any outstanding Award or Award Agreement without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; provided further, however, that the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant. Notwithstanding any provision herein to the contrary, the Committee shall have broad authority to amend the Plan or any outstanding Award under the Plan without approval of the Participant to the extent necessary or desirable (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (ii) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.
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ARTICLE 17
GENERAL PROVISIONS
      17.1 No Rights to Awards. No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.
      17.2 No Stockholder Rights. No Award gives the Participant any of the rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with the exercise, payment or settlement of such Award.
      17.3 Withholding. The Corporation or any Subsidiary, Parent or Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, local and other taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by (i) withholding from the Award shares of Stock or (ii) delivering shares of Stock that are already owned, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The Corporation or any Subsidiary, Parent or Affiliate, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.
      17.4 No Right to Continued Service. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Affiliate. In its sole discretion, the Board or the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock with respect to awards hereunder.
      17.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Affiliate.
      17.6 Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit or proceeding against him; provided such member shall give the Corporation an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold such persons harmless.
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      17.7 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Affiliate unless provided otherwise in such other plan.
      17.8 Expenses; Application of Funds. The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries. The proceeds received by the Corporation from the sale of shares of Stock pursuant to Awards will be used for general corporate purposes.
      17.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
      17.10 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
      17.11 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down.
      17.12 Government and Other Regulations. The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to avoid adverse tax consequences relating to an Award. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Corporation, one or more sub-plans applicable to separate classes of Participants who are subject to the laws of jurisdictions outside of the United States.
      17.13 Securities Law Restrictions. An Award may not be exercised or settled and no shares of Stock may be issued in connection with an Award unless the issuance of such shares of Stock has been registered under the 1933 Act and qualified under applicable state “blue sky” laws and any applicable foreign securities laws, or the Corporation has determined that an exemption from registration and from qualification under such state “blue sky” laws is available. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee may require each Participant purchasing or acquiring shares of Stock pursuant to an Award under the Plan to represent to and agree with the Corporation in writing that such Participant is acquiring the shares of Stock for investment purposes and not with a view to the distribution thereof. All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange upon which the Stock is then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
      17.14 Satisfaction of Obligations. Subject to applicable law, the Corporation may apply any cash, shares of Stock, securities or other consideration received upon exercise or settlement of an Award to any
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obligations a Participant owes to the Corporation and its Parents, Subsidiaries or Affiliates in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.
      17.15 Section 409A of the Code. If any provision of the Plan or an Award Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A of the Code or the Treasury guidance promulgated thereunder.
      17.16 Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.
      17.17 Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Board or the Committee may determine, provided that such other terms and conditions are not inconsistent with the provisions of this Plan. In the event of any conflict or inconsistency between the Plan and an Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate such conflict or inconsistency.
2005 LONG-TERM INCENTIVE PLAN –
AS AMENDED AND RESTATED EFFECTIVE JULY 27, 2006
ANNEX E — PAGE 21

WEBMD HEALTH CORP.
ANNUAL MEETING OF STOCKHOLDERS
September 12, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          The undersigned hereby appoints each of Anthony Vuolo, Lewis H. Leicher and Douglas W. Wamsley as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the 2006 Annual Meeting of Stockholders of WEBMD HEALTH CORP., to be held at The Marriott at Glenpointe, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666 on September 12, 2006 at 10:00 a.m, Eastern time, and at any adjournment or postponement thereof, on the matters set forth below and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.
          WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
☒     Please mark your votes as in this example.
The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

				WITHHOLD	FOR ALL
				AUTHORITY	EXCEPT
			FOR ALL	FOR ALL	(See instructions
			NOMINEES	NOMINEES	below)
1.	To elect the persons listed below to each serve a one year term as a director.		☐	☐	☐

NOMINEES:

	¡	Mark J. Adler, M.D.

	¡	Neil F. Dimick

	¡	Wayne T. Gattinella

	¡	Jerome C. Keller

	¡	James V. Manning

	¡	Abdool Rahim Moossa, M.D.

	¡	Stanley S. Trotman, Jr.

	¡	Martin J. Wygod

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:● )

		FOR	AGAINST	ABSTAIN
2.	To ratify and approve WebMD’s 2005 Long-Term Incentive Plan.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2006.	☐	☐	☐
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

Signature:	Signature:

Date:	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please print the full corporate name and the full title of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and the full title of the duly authorized person executing on behalf of the partnership.